                                                        Exhibit 10.26.1





     CREDIT AGREEMENT PROVIDING FOR
     A
     U.S. $30,000,000
     REDUCING REVOLVING CREDIT FACILITY

                       TO BE MADE AVAILABLE TO
                      NRG GENERATING (U.S.) INC.

                             ARRANGED BY

                      MEESPIERSON CAPITAL CORP.





                    Dated as of December 17, 1997

                           INDEX

                                                        PAGE


SECTION 1  DEFINITIONS                                   1

     1.1     Defined Terms                               1
     1.2     Construction                               44
     1.3     GAAP                                       44

SECTION 2  REPRESENTATIONS AND WARRANTIES               44

     2(a)    Due Organization and Power                 44
     2(b)    Capitalization......                       44
     2(c)    Authorization and Consents..               45
     2(d)    Binding Obligations..................      45
     2(e)    No Violation...........................    45
     2(f)    Litigation                                 45
     2(g)    No Default                                 46
     2(h)    Existing Projects and Project Agreements   46
     2(i)    Insurance                                  47
     2(j)    Financial Information                      48
     2(k)    Tax Returns                                48
     2(l)    ERISA                                      48
     2(m)    Margin Regulations                         48
     2(n)    Investment Company Act                     49
     2(o)    Security Interests                         49
     2(p)    Business of Project Entities               49
     2(q)    EWG Status: Qualifying Cogeneration
               Facility Status                          49
     2(r)    Regulation of Borrower Entities            49
     2(s)    Title to and Sufficiency of Assets         50
     2(t)    Labor Matters                              50
     2(u)    Transactions with Affiliates               50
     2(v)    Environmental Matters and Claims           50
     2(w)    Bank Accounts                              52
     2(x)    Survival                                   52
     2(y)    No Material Adverse Effect                 52

SECTION 3  ADVANCES                                     52

     3.1(a)  Purposes                                   52
     3.1(b)  Making of the Advances                     53
     3.1(c)  Maximum Number of LIBOR Rate Advances      53
     3.2     Drawdown Notice                            53
     3.3     Effect of Drawdown Notices                 53
     3.4     Notation of Advances                       54

SECTION 4  CONDITIONS                                   54

     4.1     Conditions Precedent to Drawdown
               of the Initial Advance                   54
     4.2     Further Conditions Precedent               58
     4.3     Breakfunding Costs                         59
     4.4     Satisfaction After Drawdown                59

SECTION 5  REPAYMENT, REDUCTION AND PREPAYMENT          60

     5.1     Repayment                                  60
     5.2     Reductions of the Credit Facility          60
     5.3     Prepayment; Reborrowing                    60
     5.4     Optional and Mandatory Conversions         60
     5.5     Interest and Costs with Prepayments        61
     5.6     Pro Rata Reduction of Commitments          61

SECTION 6  INTEREST AND RATE                            61

     6.1     Payment of Interest; Interest Rate         61
     6.2     Calculation of Interest                    62
     6.3     Maximum Interest                           62

SECTION 7  PAYMENTS                                     62

     7.1     Place of Payments, No Set Off              62
     7.2     Tax Forms                                  63
     7.3     Tax Credits                                63

SECTION 8  ACCOUNTS                                     63

     8.1     Collection Account                         63
     8.2     Application of Assigned Moneys             63
     8.3     Assignment of Collection Account           64

SECTION 9  EVENTS OF DEFAULT                            64

     9.1                                                64
     9.1(a)  Non-Payment of Principal                   64
     9.1(b)  Non-Payment of Interest or
               Other Amounts                            64
     9.1(c)  Representations                            64
     9.1(d)  Certain Covenants                          65
     9.1(e)  Other Covenants                            65
     9.1(f)  Indebtedness                               65
     9.1(g)  Stock Ownership                            65
     9.1(h)  Failure to Maintain Status.                66
     9.1(i)  Bankruptcy                                 66
     9.1(j)  Termination of Operations; Sale
               of Assets                                66
     9.1(k)  Judgments                                  66
     9.1(l)  Inability to Pay Debts                     66
     9.1(m)  Project Agreements                         66
     9.1(n)  ERISA Debt                                 67
     9.1(o)  Invalidity or Revocation of Guarantee      67
     9.1(p)  Dissolution                                67

     9.2     Indemnification                            68
     9.3     Application of Moneys                      68
     9.4     Alleged PECO Option                        69
     9.5     Equipment Liens                            70

SECTION 10  COVENANTS                                   70

     10.1                                               70
     10.1(A)(i)     Performance of Credit Facility
                      Agreements                        70
     10.1(A)(ii)    Notice of Default, Etc.             70
     10.1(A)(iii)   Obtain Consents                     71
     10.1(A)(iv)    Financial Information               71
     10.1(A)(v)     Corporate Existence                 72

     10.1(A)(vi)    Books and Records                   72
     10.1(A)(vii)   Taxes and Assessments               72
     10.1(A)(viii)  Inspection                          72
     10.1(A)(ix)    Compliance with Statutes, Etc.      72
     10.1(A)(x)     Environmental Matters               73
     10.1(A)(xi)    ERISA                               73
     10.1(A)(xii)   Consolidated Debt Service
                      Coverage Ratio                    73
     10.1(A)(xiii)  Borrower Debt Service Coverage
                      Ratio                             74
     10.1(A)(xiv)   Maintenance of Properties, Etc.     74
     10.1(A)(xv)    Revenue Collection Account;
                      Assignment                        74
     10.1(A)(xvi)   Performance of Project Agreements   74
     10.1(A)(xvii)  Operating Logs                      75
     10.1(A)(xviii) Maintenance of Insurance            75
     10.1(A)(xix)   Use of Proceeds                     75
     10.1(A)(xx)    Additional Documents; Filings and
                      Recordings                        75
     10.1(B)(i)     Liens                               76
     10.1(B)(ii)    Capital Expenditures                76
     10.1(B)(iii)   Indebtedness                        76
     10.1(B)(iv)    Change in Business                  77
     10.1(B)(v)     Sale or Pledge of Shares            77
     10.1(B)(vi)    Sale of Assets                      77
     10.1(B)(vii)   Changes in Offices or Names         77
     10.1(B)(viii)  Consolidation and Merger            77
     10.1(B)(ix)    Limitation on Dividends             77
     10.1(B)(x)     Amendment, Termination, Etc. of
                      Project Agreements                78
     10.1(B)(xi)    Fiscal Year                         78
     10.1(B)(xii)   Transactions with Affiliates        78
     10.1(B)(xiii)  Investments                         78

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SECTION 11  ASSIGNMENT.                                 79

SECTION 12  ILLEGALITY, INCREASED COSTS,
             NON-AVAILABILITY, ETC.                     79

     12.1    Illegality                                 79
     12.2    Increased Costs                            80
     12.3    Nonavailability of Funds                   81
     12.4    Compensation for Losses                    81
     12.5    Replacement of Lender                      81

SECTION 13  FEES AND EXPENSES                           83

     13.1    Commitment Fee                             83
     13.2    Administrative Fee                         83
     13.3    Expenses                                   83

SECTION 14  APPLICABLE LAW, JURISDICTION AND WAIVER     84

     14.1    Applicable Law                             84
     14.2    Jurisdiction                               84
     14.3    WAIVER OF JURY TRIAL                       84

SECTION 15  THE AGENT                                   85

     15.1(a) Appointment of Agent                       85
     15.1(b) Appointment of Security Trustee            85
     15.2    Distribution of Payments                   85
     15.3    Holder of Interest in Note                 85
     15.4    No Duty to Examine, Etc.                   86
     15.5    Agent as Lender                            86
     15.6(a) Obligations of Agent                       86
     15.6(b) No Duty to Investigate                     86
     15.7(a) Discretion of Agent                        86
     15.7(b) Instructions of Majority Lenders           86
     15.8    Assumption re Event of Default             87
     15.9    No Liability of Agent or Lenders           87
     15.10   Indemnification of Agent                   88
     15.11   Consultation with Counsel                  88
     15.12   Resignation                                88
     15.13   Representations of Lenders                 88
     15.14   Notification of Event of Default           89

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SECTION 16  NOTICES AND DEMANDS                         89

     16.1    Notices                                    89

SECTION 17  MISCELLANEOUS                               90

     17.1    Time of Essence                            90
     17.2    Unenforceable, etc., Provisions -
               Effect                                   90
     17.3    References                                 90
     17.4    Prior Agreements, Merger                   90
     17.5    Entire Agreement, Amendments               91
     17.6    Indemnification                            91
     17.7    Headings                                   92

SCHEDULE

  1            The Lenders and the Commitments
  2            Margin
  2(b)         Capitalization
  2(f)         Litigation
  2(h)         Material Governmental Approvals
  2(i)         Insurance
  2(o)         Consents to Granting of Security Interests
  2(s)         Exceptions to Title
  2(u)         Transactions with Affiliates
  2(v)         Environmental Matters
  2(w)         Bank Accounts

EXHIBIT                            CONTENTS

  A            Form of Note
  B            Form of Guarantee
  C            Form of Borrower Pledge
  D            Form of Acknowledgment
  E            Form of General Security Agreement
  F            Form of Assignment and Assumption Agreement
  G            Form of Compliance Certificate
  H            Form of Drawdown Notice
  I            Form of Subordination Agreement
  J            Form of Letter of Credit
 K            Form of Mortgage

                           CREDIT AGREEMENT

          THIS CREDIT AGREEMENT is made as of the 17th day of December, 1997, by and among (1) NRG GENERATING (U.S.) INC., a corporation incorporated under the laws of Delaware with offices at 1221 Nicollet Mall, Suite 610, Minneapolis, Minnesota 55403 (the "Borrower"),
(2) MEESPIERSON CAPITAL CORP. ("MPCC"), as arranger (the "Arranger"),
(3) the banks and financial institutions whose names and addresses are set out in Schedule 1 (together, the "Lenders", each a "Lender"), and
(4) MPCC, as agent (the "Agent") and security trustee (the "Security Trustee") for the Lenders.

                           WITNESSETH THAT:

          WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Advances will be made to the Borrower from time to time prior to the Maturity Date; and

          WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments and make such Advances to the Borrower.

          NOW, THEREFORE, the parties hereto agree as follows:

1.   DEFINITIONS

1.1 In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"    means  Price  Waterhouse LLP,  or  such
                                other  nationally recognized accounting
                                firm  as  shall  be  approved  by   the
                                Agent,   such  approval   not   to   be
                                unreasonably withheld;

"Acknowledgment(s)"             means the acknowledgments and
                                undertakings executed by the Project
                                Entities (and in the case of Grays
                                Ferry, together with NRGG (Schuylkill)
                                Cogeneration Inc.) in connection with
                                the Assignment of Collection Account
                                substantially in the form of Exhibit D
                                hereto pursuant to which the Project

                                Entities shall, among other things,
                                covenant to make all permissible
                                distributions of Project Cash Flow to
                                the Collection Account;

"Advance(s)"                    means any amount advanced to the
                                Borrower hereunder as either a Base
                                Rate Advance or a LIBOR Rate Advance
                                or (as the context may require) the
                                aggregate amount of all such advances
                                for the time being outstanding;

"Adwin"                         means Adwin Equipment Company, a
                                Pennsylvania corporation;

"Adwin Schuylkill"              means Adwin (Schuylkill) Cogeneration,
                                Inc., a Pennsylvania corporation;

"Affiliate"                     means with respect to any Person, any
                                other Person directly or indirectly
                                controlled by or under common control
                                with such Person.  For the purposes of
                                this definition, "control" (including,
                                with correlative meanings, the terms
                                "controlled by" and "under common
                                control with") as applied to any
                                Person means the possession directly
                                or indirectly of the power to direct
                                or cause the direction of the
                                management and policies of that Person
                                whether through ownership of voting
                                securities or by contract or
                                otherwise;

"Agreement"                     means this Agreement, as the same
                                shall be amended, modified or
                                supplemented from time to time;

"Alternative Fuel"              means fuel, other than natural gas
                                delivered pursuant to a purchase
                                agreement, that is permitted to be
                                used to operate an Existing Project to
                                meet its
                                objectives, including, but not limited
                                to, kerosene;

"Applicable Rate"               means any rate of interest on the
                                Advances from time to time applicable
                                pursuant to Section 6.1;

"Aquila"                        means Aquila Energy Marketing
                                Corporation, a Delaware corporation;

"Aquila Tracking Account        means the Tracking Account
 Agreement"                     Agreement dated as of November 9, 1995
                                between Grays Ferry, Aquila and
                                Utilicorp as amended by Amendment
                                No. 1 dated as of March 1, 1996;

"Assigned Moneys"               means sums received by the Agent, the
                                Security Trustee, the Lenders or the
                                Arranger pursuant to the Assignment of
                                Collection Account;

"Assignment and Assumption      means the Assignment and Assumption
 Agreement(s)"                  Agreement(s) executed pursuant to
                                Section 11 substantially in the form
                                set out in  Exhibit F;

"Assignment of Collection       means the first priority assignment of
 Account"                       the Collection Account in favor of the
                                Security Trustee, made by the Borrower
                                pursuant to Section 8.3;

"Banking Day(s)"                means day(s) on which banks are open
                                for the transaction of business in
                                London, England (in respect of LIBOR
                                Rate Advances only) and New York, New
                                York;

"Base Rate"                     means a fluctuating rate of interest
                                per annum equal to the higher of:

                                           (a)  the  rate  of  interest
                                most  recently  publicly  announced  by
                                the Reference

                                           Bank  in New York City,  New
                                York as its prime rate; and

                                           (b)  the Federal Funds Rate,
                                plus 1/2 of 1%.

                                      The  Base Rate is not necessarily
                                intended  to  be  the  lowest  rate  of
                                interest  determined by  the  Agent  in
                                connection  with extensions of  credit.
                                Changes in the rate of interest on  any
                                Advance  maintained  as  a  Base   Rate
                                Advance      shall     take      effect
                                simultaneously with each change in  the
                                Base   Rate.   The  Agent  shall   give
                                notice  promptly  to  the  Borrower  of
                                changes in the Base Rate;

"Base Rate Advance"             means an Advance bearing interest
                                based on the Base Rate;

"Borrower Debt Service
 Coverage Ratio"                means, with respect to the Borrower on
                                any date, the ratio of (i) the
                                aggregate of (A) cash distributions to
                                the Borrower from the Project Entities
                                for the four fiscal quarters for which
                                financial information in respect
                                thereof is available immediately prior
                                to such date plus (B) fees received by
                                the Borrower from the Project Entities
                                during such period, to (ii) the
                                Borrower's Debt Service during such
                                four fiscal quarters, provided,
                                however, that such ratio shall be
                                determined by reference only to fiscal
                                quarters ending after the Initial
                                Drawdown Date;

"Borrower Entities"             means each of the Borrower, OESC and
                                the Project Entities, any Subsidiary
                                of any Project Entity, or any of them;

"Borrower Pledge"               means a pledge of the capital stock
                                owned by the Borrower or any Affiliate
                                of Philadelphia Cogeneration, OESC and
                                any other entity owning assets of the
                                Philadelphia Cogeneration Project,
                                executed by the Borrower pursuant to
                                Section 4.1(c) substantially in the
                                form of Exhibit C;

"Borrower's Debt Service"       shall mean for any period, the sum of
                                (i) interest expense for such period
                                plus (ii) the excess of (A) the Credit
                                Facility Balance over (B) the amount
                                of the Credit Facility available under
                                the Credit Facility on the next
                                Scheduled Reduction Date, provided
                                that item (ii) shall never be more
                                than $2,500,000;

"Code" means the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;

"Collateral"                    means all property or other assets,
                                real or personal, tangible or
                                intangible, whether now owned or
                                hereafter acquired in which the Agent,
                                Security Trustee or the Lenders has
                                been granted a security interest
                                pursuant to this Agreement and/or any
                                Security Document;

"Collection Account"            has the meaning ascribed thereto in
                                Section 8;

"Commitment(s)"                 means, in relation to a Lender, the
                                portion of the Credit Facility set out
                                opposite its name in Schedule 1 or, as
                                the case may be, in any relevant
                                Assignment and Assumption Agreement,
                                as reduced from time to time pursuant
                                to the terms of this Agreement;

"Compliance Certificate"        means a certificate certifying the
                                compliance by the Borrower with all of
                                its covenants contained herein and
                                showing the calculations thereof in
                                reasonable detail, delivered by the
                                chief financial officer of the
                                Borrower, in his capacity as an
                                officer, to the Agent from time to
                                time pursuant to Section 10.1(A)(iv)
                                in the form set out in Exhibit G, or
                                in such other form as the Agent may
                                agree;

"Consolidated Debt Service      means, with respect to the Borrower
 Coverage Ratio"                and the Project Entities on any date,
                                the ratio of (i) the aggregate of
                                (A) total EBITDA of the Project
                                Entities attributable to the Borrower
                                for the four fiscal quarters for which
                                financial information in respect
                                thereof is available immediately prior
                                to such date plus (B) fees received by
                                the Borrower or its Subsidiaries from
                                the Project Entities for such period,
                                to (ii) the sum of (x) the portion of
                                debt service of each Project Entity
                                attributable to the Borrower plus (y)
                                Borrower's Debt Service  for the four
                                fiscal quarters for which financial
                                information in respect thereof is
                                available immediately prior to such
                                date; provided, however, that such
                                ratio shall be determined by reference
                                only to fiscal quarters ending after
                                the Initial Drawdown Date;

"Credit Facility"               means the sums to be advanced by the
                                Lenders to the Borrower pursuant to
                                this Agreement in an aggregate amount
                                not to exceed at any one time
                                outstanding Thirty Million Dollars
                                ($30,000,000); provided, however, that
                                (i) until such time as the Borrower
                                shall have provided the Agent with
                                evidence reasonably satisfactory to
                                the Agent that the Borrower or
                                Philadelphia Cogeneration, as the case
                                may be, shall have purchased and/or
                                redeemed all of the minority interest
                                of the Revocable Trust of Marsha
                                Reines Perelman in Philadelphia
                                Cogeneration the aggregate amount to
                                be advanced to the Borrower pursuant
                                to this Agreement shall not exceed
                                Twenty-nine Million Dollars
                                ($29,000,000) and (ii) until such time
                                as Philadelphia Cogeneration shall
                                have executed and delivered the
                                Mortgage the aggregate amount to be
                                advanced to the Borrower pursuant to
                                this Agreement shall not exceed Twenty-
                                five Million Dollars ($25,000,000),
                                and provided, further, that until such
                                time as the Borrower shall have
                                provided the Agent with evidence
                                reasonably satisfactory to the Agent
                                that the Equipment Liens shall have
                                been released, the aggregate amount to
                                be advanced to the Borrower pursuant
                                to this Agreement shall be further
                                reduced by the aggregate amount of the
                                Indebtedness secured by all Equipment
                                Liens which have not been released;

"Credit Facility Balance"       means the Dollar amount of the
                                Advances at any relevant time then
                                outstanding as reduced by payments
                                pursuant to the terms of this
                                Agreement;

"Credit Facility Period"        means the period from the Initial
                                Drawdown Date to the date on which all
                                amounts owing under the Credit
                                Facility and all other amounts owing
                                to the Agent, the Arranger, the
                                Security Trustee and the Lenders
                                pursuant to this Agreement, the Note
                                and the Security Documents become
                                repayable and are repaid in full;

"Default Rate"                  means the rate per annum equal to the
                                Applicable Rate plus two percent (2%);

"Depository"                    shall have the meaning ascribed
                                thereto in Section 8.01;

"Dollars" and the               means the legal currency, at
 sign "$"                       any relevant time hereunder, of the
                                United States of America and, in
                                relation to all payments hereunder, in
                                same day funds settled through the New
                                York Clearing House Interbank Payments
                                System (or such other Dollar funds as
                                may be determined by the Agent to be
                                customary for the settlement in New
                                York City of banking transactions of
                                the type herein involved);

"Drawdown Dates"                means the dates, each being a Banking
                                Day falling not later than the day
                                immediately preceding the Maturity
                                Date, upon which the Borrower has
                                requested that an Advance be made
                                available to the Borrower as provided
                                in Section 3;

"Drawdown Notice"               has the meaning ascribed thereto in
                                Section 3.2;

"DuPont"                        means E.I. duPont de Nemours and
                                Company, a Delaware corporation, and
                                its successors and assigns;

"DuPont Power Purchase
 Agreement"                     means the Electricity Purchase
                                Contract, dated January 18, 1988,
                                between DuPont and O'Brien (Parlin)
                                Cogeneration, Inc., as the same may be
                                amended, restated, supplemented or
                                otherwise modified from time to time;

"EBITDA" means, with respect to any Person for any period, (A) net income (or net loss), plus

                                (B)  to the extent deducted in
                                determining net income, (i) interest
                                expense, (ii) depreciation expense,
                                (iii) amortization expense,
                                (iv) federal, state and local income
                                taxes and (v) all other non cash
                                charges minus (C) any non-cash income
                                or non-cash gains to the extent added
                                in determining such net income;

"Energy Service Agreements"     means the Northeast Energy Service
                                Agreement and the Southwest Energy
                                Service Agreement, or either of them;

"Environmental Affiliate"       means any person or entity, the
                                liability of which for Environmental
                                Claims any Security Party or
                                Subsidiary of any Security Party may
                                have assumed by contract or operation
                                of law;

"Environmental Approvals"       has the meaning ascribed thereto in
                                Section 2(v);

"Environmental Claim(s)"        has the meaning ascribed thereto in
                                Section 2(v);

"Environmental Laws"            has the meaning ascribed thereto in
                                Section 2(v);

"Equipment Liens"               has the meaning ascribed thereto in
                                Section 3.1(a);

"ERISA"                         means the Employment Retirement Income
                                Security Act of 1974, as amended;

"ERISA Affiliate"               means a trade or business (whether or
                                not incorporated) which is under
                                common control with the Borrower
                                within the meaning of Sections 414(b),
                                (c), (m) or (o) of the Code;

"Events of Default"             means any of the events set out in
                                Section 9.1;

"Exchange Act"                  means the Securities and Exchange Act
                                of 1934, as amended;

"Existing Project(s)"           means the Newark Project, the Parlin
                                Project, the Grays Ferry Project and
                                the Philadelphia Cogeneration Project,
                                or any of them;

"Federal Funds Rate"            means, for any period, a fluctuating
                                interest rate per annum equal for each
                                day during such period to the weighted
                                average of the rates on overnight
                                Federal funds transactions with
                                members of the Federal Reserve System
                                arranged by Federal funds brokers, as
                                published for such day (or, if such
                                day is not a Banking Day, for the next
                                preceding Banking Day) by the Federal
                                Reserve Bank of New York, or, if such
                                rate is not so published for any day
                                which is a Banking Day, the average of
                                the quotations for such day on such
                                transactions received by the Agent
                                from three (3) Federal funds brokers
                                of recognized standing selected by the
                                Agent;

"FPA"                           means the Federal Power Act, as
                                amended from time to time, and all
                                rules and regulations promulgated
                                thereunder;

"Future Project(s)"             means (a) the Millennium Project, and
                                (b) any other electric generation
                                project(s) (other than the Existing
                                Projects), including without
                                limitation cogeneration projects,
                                hereafter owned and operated, in whole
                                or in part, by the Borrower, any
                                Subsidiary of the Borrower, or any
                                Project Entity;

"GAAP"                          has the meaning ascribed thereto in
                                Section 1.3;

"General Security
 Agreement(s)"                  means the general security agreements
                                in respect of (i) all of the personal
                                property of Philadelphia Cogeneration,
                                (ii) equipment leased or subleased by
                                OESC to Philadelphia Cogeneration and
                                (iii) equipment leased or subleased by
                                the Borrower to OESC and in turn
                                subleased by OESC to Philadelphia
                                Cogeneration as referenced in clause
                                (ii) above, to be executed by each of
                                the Borrower, Philadelphia
                                Cogeneration and OESC in favor of the
                                Security Trustee pursuant to Section
                                4.1(d) and substantially in the form
                                set out in Exhibit E;

"Good Faith Contest"            means the contest of an item if the
                                item is diligently contested in good
                                faith by appropriate proceedings
                                timely instituted and (i) adequate
                                cash reserves (or, at the applicable
                                Borrower Entity's option, bonds or
                                other security reasonably satisfactory
                                to Agent) are established with respect
                                to the contested item, and (ii) during
                                the period of such contest, the
                                enforcement of any contested item is
                                effectively stayed;

"Governmental Approval"         means all authorizations, consents,
                                approvals, registrations, waivers,
                                exemptions, variances, franchises,
                                permissions, permits and licenses of,
                                and filings and declarations with, and
                                rulings by any Governmental Authority
                                including, without limitation, all
                                ordinances, and resolutions of
                                Governmental Authorities relating to
                                each Existing Project;

"Governmental Authority"        means the United States Federal
                                Government, any state or other
                                political subdivision thereof,
                                including any entity exercising
                                executive, legislative, judicial,
                                regulatory or administrative functions
                                of or pertaining to such government;

"Grays Ferry"                   means Grays Ferry Cogeneration
                                Partnership, a Pennsylvania general
                                partnership;

"Grays Ferry Construction       means, collectively, (a) the Agreement
 Contract"                      for Engineering, Procurement and
                                Construction Services dated as of
                                August 31, 1995 (the "Original
                                Construction Contract"), (b) Amendment
                                No. One to the Original Construction
                                Contract dated as of October 16, 1995,
                                (c) Amendment No. Two to the Original
                                Construction Contract dated as of
                                October 23, 1995, (d) Amendment
                                No. Three to the Original Construction
                                Contract dated as of December 31,
                                1995, (e) Amendment No. Four to the
                                Original Construction Contract dated
                                February 29, 1996, (f) the
                                Westinghouse Letter re Options under
                                the Original Construction Contract
                                dated as of March 1, 1996 (g) the
                                Letter Agreement re Project
                                Investigation dated as of March 1,
                                1996 and (h) the Letter Agreement re
                                Release, dated November 11, 1995, each
                                made between Grays Ferry and
                                Westinghouse;

"Grays Ferry Construction       means that certain letter agreement
                                dated
Management Agreement"           as of February 20, 1996 among Grays
                                Ferry and NRG.

"Grays Ferry Dock Facility      means the Dock Facility Service
                                Agreement
Service Agreement"              dated as of November 11, 1991, among
                                PTDC, Trigen and Grays Ferry;

"Grays Ferry Gas Contract(s)"   means the Grays Ferry Gas Sales
                                Agreement, the Grays Ferry Gas
                                Services Agreements, the Grays Ferry
                                Gas Transportation Agreements, the
                                Aquila Tracking Account Agreement and
                                any other material contracts relating
                                to the supply and transportation of
                                natural gas fuel to the Grays Ferry
                                Project;

"Grays Ferry Gas Sales          means the Gas Sales Agreement dated as
 Agreement"                     of November 9, 1995 among Aquila,
                                UtiliCorp and Grays Ferry, as amended
                                by Amendment No. 1 dated March 1,
                                1996;

"Grays Ferry Gas Services       means, collectively, the
 Agreement(s)"                  PAID Service Contract, the PAID
                                Service Agreement and the PAID
                                Assignment Agreement, each closing
                                certificate, document or instrument
                                delivered by the City of Philadelphia
                                or PAID relating to the foregoing
                                agreements and the Trigen Gas Services
                                Agreement;

"Grays Ferry Gas Transportation means, collectively, (a)
 Agreements"                    the Capacity Release Umbrella
                                Agreement (Contract No. 900285) dated
                                as of February 16, 1996 between Grays
                                Ferry and TETCO (including Addenda
                                Numbers 882232 through 882248),
                                (b) the Service Agreement for Rate
                                Schedule FT-1 (Contract No. 800516),
                                dated February 29, 1996 between Grays
                                Ferry and TETCO, (c) the Service
                                Agreement for Rate Schedule FT-1
                                (Contract No. 800514) dated
                                February 29, 1996, between TETCO and

                                PAID, (d) the Service Agreement for
                                Rate Schedule FT-1 (Contract
                                No. 800515), dated as of February 29,
                                1996 between TETCO and PAID and
                                (e) the TETCO Letter Agreement;

"Grays Ferry Ground Lease"      means, collectively, the Grays Ferry
                                Lease and the Grays Ferry Master
                                Lease;

"Grays Ferry Lease"             means the Amended and Restated Site
                                Lease dated September 17, 1993 between
                                Trigen and Grays Ferry;

"Grays Ferry Management         means the Project Management
 Agreement"                     Services Letter Agreement dated
                                February 20, 1996 among Adwin
                                Schuylkill, O'Brien Schuylkill and
                                Trigen;

"Grays Ferry Master Lease"      means the Schuylkill Station Lease
                                Agreement dated January 30, 1987
                                between PECO and Trigen;

"Grays Ferry O&M Agreement"     means the Amended and Restated Project
                                Services and Development Agreement
                                dated as of September 17, 1993 between
                                Grays Ferry and the Grays Ferry
                                Operator;

"Grays Ferry Operator"          means Philadelphia United Power
                                Corporation, a Pennsylvania
                                corporation, or such other Person as
                                shall be approved by the Majority
                                Lenders to operate the Grays Ferry
                                Project;

"Grays Ferry Partnership        means the Amended and
"Agreement"                     Restated Partnership Agreement of
                                Grays Ferry, dated March 1, 1996 among
                                O'Brien Schuylkill, Adwin Schuylkill
                                and Trigen-Schuylkill;

"Grays Ferry Power Purchase     means, collectively, (a) the
 Agreement"                     Agreement for Purchase of Electric
                                Output (Phase I) dated as of July 28,
                                1992, (b) the Agreement for Purchase
                                of Electric Output (Phase II) dated as
                                of July 28, 1992, (c) the Contingent
                                Capacity Purchase Addenda (Phase I),
                                dated as of September 17, 1993,
                                (d) the Contingent Capacity Purchase
                                Addenda (Phase II), dated as of
                                September 17, 1993, (e) Amendment
                                Agreement to Power Purchase
                                Agreements, dated January 31, 1994,
                                each between Grays Ferry and PECO and
                                (f) the Activation Notice, dated as of
                                March 30, 1995;

"Grays Ferry Project"           means the approximately 150 MW gross
                                gas and oil fired cogeneration
                                facility to be constructed by
                                Westinghouse under the Grays Ferry
                                Construction Contract, including the
                                related electric power transmission,
                                fuel supply and fuel transportation
                                facilities, fuel storage facilities,
                                fuel contracts and other facilities,
                                services or goods that are ancillary,
                                incidental, necessary or reasonably
                                related to the marketing, management,
                                servicing, ownership or operation of
                                the foregoing, or otherwise, as well
                                as the applicable Project Agreements
                                and other contractual arrangements
                                with customers, suppliers and
                                contractors or any infrastructure
                                facilities related thereto;

"Grays Ferry Project
 Agreements"                    means the Grays Ferry Construction
                                Contract, the Grays Ferry Gas
                                Contracts, the Grays Ferry Steam Sales
                                Agreement, the Grays Ferry Power
                                Purchase Agreement, the Grays Ferry
                                O&M Agreement, the Grays Ferry Lease,
                                the

                                Grays Ferry Master Lease, the Grays
                                Ferry Steam Venture Agreement, the
                                Grays Ferry Dock Facility Service
                                Agreement, the Grays Ferry Partnership
                                Agreement, the Grays Ferry Settlement
                                Agreement, the O'Brien Assignment
                                Agreements (Grays Ferry), the Grays
                                Ferry Relocation Agreement, the Grays
                                Ferry Management Agreement, and the
                                Grays Ferry Construction Management
                                Agreement;

"Grays Ferry Relocation         means the Relocation
 Agreement"                     Agreement dated as of March 1, 1996
                                between PECO and Grays Ferry;

"Grays Ferry Settlement         means the Settlement
 Agreement"                     Agreement and Mutual Release, dated as
                                of November 16, 1995, among Canadian
                                Imperial Bank of Commerce, Chadbourne
                                & Parke, Grays Ferry and Adwin;

"Grays Ferry Steam              means, collectively, (a) the Amended
                                and
 Sales Agreement"               Restated Steam Purchase Agreement
                                dated as of September 17, 1993 among
                                Trigen, Adwin, the Borrower and Grays
                                Ferry and (b) the Letter Agreement
                                Regarding Steam Pricing dated March 1,
                                1996 between Trigen and Grays Ferry;

"Grays Ferry Steam              means, collectively, (a) the
 Venture Agreement"             Amended and Restated Steam Venture
                                Agreement dated September 17, 1993
                                among Trigen, Operator, Adwin and the
                                Borrower, as amended and (b) the
                                Agreement relating to Amended and
                                Restated Steam Venture Agreement dated
                                September 29, 1993 among Trigen,
                                Operator, Adwin, the Borrower and
                                Grays Ferry;

"Ground Lease"                  means the Newark Ground Lease, the
                                Parlin Ground Lease, the Philadelphia
                                Cogeneration Leases or the Grays Ferry
                                Ground Lease;

"Guarantee"                     means the guarantee in favor of the
                                Security Trustee to be executed by
                                Philadelphia Cogeneration in respect
                                of the obligations of the Borrower
                                under this Agreement and under the
                                Note pursuant to Sections 4.l(d)
                                substantially in the form set out in
                                Exhibit B;

"Indebtedness"                  means, with respect to any Person at
                                any date of determination (without
                                duplication), (i) all indebtedness of
                                such Person for borrowed money,
                                (ii) all obligations of such Person
                                evidenced by bonds, debentures, notes
                                or other similar instruments,
                                (iii) all obligations of such Person
                                in respect of letters of credit or
                                other similar instruments (including
                                reimbursement obligations with respect
                                thereto), (iv) all obligations of such
                                Person to pay the deferred and unpaid
                                purchase price of property or
                                services, which purchase price is due
                                more than six months after the date of
                                placing such property in service or
                                taking delivery thereof or the
                                completion of such services, except
                                trade payables, (v) all obligations on
                                account of principal of such Person as
                                lessee under capitalized leases,
                                (vi) all indebtedness of other Persons
                                secured by a lien on any asset of such
                                Person, whether or not such
                                indebtedness is assumed by such
                                Person; provided that the amount of
                                such indebtedness shall be the lesser
                                of (a) the fair market value of such
                                asset at such date of determination
                                and (b) the amount of such
                                indebtedness, and (vii) all
                                indebtedness of other Persons
                                guaranteed by such Person to the
                                extent such indebtedness is guaranteed
                                by such Person.  The amount of
                                Indebtedness of any Person at any date
                                shall be the outstanding balance at
                                such date of all unconditional
                                obligations as described above and,
                                with respect to contingent
                                obligations, the maximum liability
                                upon the occurrence of the contingency
                                giving rise to the obligation,
                                provided that the amount outstanding
                                at any time of any indebtedness issued
                                with original issue discount is the
                                face amount of such indebtedness less
                                the remaining unamortized portion of
                                the original issue discount of such
                                indebtedness at such time as
                                determined in conformity with GAAP;
                                and provided further that Indebtedness
                                shall not include any liability for
                                current or deferred federal, state,
                                local or other taxes, or any trade
                                payables; provided, however, in the
                                case of the Borrower, "Indebtedness"
                                shall not include (i) any Lien granted
                                by the Borrower on any equity interest
                                of Borrower in any Subsidiary of
                                Borrower as security for any debt of
                                such Subsidiary in respect of any
                                Future Project or any debt with
                                respect to such Subsidiary's project
                                or project owner in respect of any
                                Future Project, or (ii) subject to the
                                limitations set forth in
                                Section 10.1(B)(iii), any equity
                                funding commitment made or guaranteed
                                by Borrower, regardless of whether
                                such equity funding commitment is
                                assigned or otherwise pledged as
                                security for any debt of any
                                Subsidiary in respect of any Future
                                Project or any debt with respect to
                                such Subsidiary's project or project
                                owner in respect of any Future
                                Project.

                                For purposes of calculating the amount
                                of any Indebtedness hereunder, there
                                shall be no double-counting of direct
                                obligations, guarantees and
                                reimbursement obligations for letters
                                of credit;

"Initial Drawdown Date"         means the Drawdown Date, being not
                                later than December 19, 1997, upon
                                which the Borrower has requested that
                                the first Advance be made available to
                                the Borrower as provided in Section 3;

"Interest Notice"               means a notice to the Agent specifying
                                the duration of any relevant Interest
                                Period;

"Interest Period"               means with respect to any LIBOR Rate
                                Advance, each period commencing on the
                                date such LIBOR Rate Advance is made
                                or converted from a Base Rate Advance
                                or the last day of the next preceding
                                Interest Period with respect to such
                                LIBOR Rate Advance and ending on the
                                same day in the first, second, third
                                or sixth (as selected by the Borrower)
                                calendar month thereafter, except that
                                each such Interest Period which
                                commences on the last Banking Day of a
                                calendar month (or on any day for
                                which there is no numerically
                                corresponding day in the appropriate
                                subsequent calendar month) shall end
                                on the last Banking Day of the
                                appropriate subsequent calendar month;

                                Notwithstanding the foregoing, (i) no
                                Interest Period may extend beyond the
                                Maturity Date; (ii) each Interest
                                Period which would otherwise end on a
                                day which is not a Banking Day shall
                                end on the next succeeding Banking Day
                                (or, if
                                such next succeeding Banking Day falls
                                in the next succeeding calendar month,
                                on the next preceding Banking Day);
                                (iii) each Interest Period which would
                                otherwise commence before and end
                                after the Maturity Date shall end on
                                the Maturity Date; and (iv)
                                notwithstanding clauses (i) and (iii)
                                above, if any Interest Period would
                                have a duration of less than one
                                month, such LIBOR Rate Advances shall
                                be Base Rate Advances during such
                                period;

"Interest Rate Agreements"      means any interest rate protection
                                agreement, interest rate future
                                agreement, interest rate option
                                agreement, interest rate swap
                                agreement, interest rate cap
                                agreement, interest rate collar
                                agreement, interest rate hedge
                                agreement or other similar agreement
                                or arrangement designed to protect the
                                Borrower or any of its Subsidiaries
                                against fluctuations in interest rates
                                to or under which the Borrower or any
                                of its Subsidiaries is a party or a
                                beneficiary on the date of this
                                Agreement or becomes a party or a
                                beneficiary hereafter;

"Investment"                    in any Person means (i) any loan,
                                extension of credit or advance to such
                                Person, (ii) any purchase or other
                                acquisition of any capital stock,
                                warrants, rights, options, obligations
                                or other securities of such Person, or
                                (iii) any capital contribution to such
                                Person;

"JCP&L" means Jersey Central Power & Light Company, a utility corporation organized and existing under the laws of the State of New Jersey, and its successors and permitted assigns;

"Letter of Credit"              means a letter of credit in favor of
                                the Security Trustee, issued from time
                                to time pursuant to Section
                                10.1(B)(ix) by a financial institution
                                reasonably acceptable to the Agent, in
                                an amount equal to six (6) months' of
                                the Borrower's Debt Service and in
                                substantially the form of set out in
                                Exhibit J;

"LIBOR Rate"                    means, with respect to any Interest
                                Period for any LIBOR Rate Advance, the
                                rate per annum determined by the Agent
                                to be equal to the quotient (rounded
                                upwards, if necessary, to the next
                                higher 1/16 of 1%) of (y) (i) the rate
                                of interest for deposits in Dollars
                                for a period equal to the number of
                                days in such Interest Period which
                                appears on Page "LIBO" on the Reuters
                                monthly money rate service as of
                                11:00 A.M., London time, on the day
                                that is two London Banking Days prior
                                to the first day of such Interest
                                Period, or (ii) if such rate does not
                                appear on the Reuters Page "LIBO" at
                                such time, the rate per annum at which
                                deposits in Dollars are offered to the
                                Agent in immediately available funds
                                at its LIBOR lending office in an
                                amount comparable to the principal
                                amount of such LIBOR Rate Advance for
                                a period equal to such Interest Period
                                at approximately 10:00 A.M., New York
                                City time, on the date two Banking
                                Days before the first day of such
                                Interest Period, divided by (z) a
                                number equal to 1.00 minus the LIBOR
                                Rate Reserve Percentage;

"LIBOR Rate Advance"            means an Advance bearing interest
                                based on the LIBOR Rate;

"LIBOR Rate Reserve             means, for any day, the
                                maximum percentage
 Percentage"                     (expressed as a decimal) specified
                                from time to time by the Board of
                                Governors of the Federal Reserve
                                System (or any successor) for
                                determining the maximum reserve
                                requirements (including, but not
                                limited to, supplemental, marginal and
                                emergency reserves) with respect to
                                eurocurrency funding (currently
                                referred to as "Eurocurrency
                                Liabilities") of a member bank in such
                                System.  The LIBOR Rate shall be
                                adjusted automatically with respect to
                                any LIBOR Rate Advance outstanding on
                                the effective date of any change in
                                the LIBOR Rate Reserve Percentage, as
                                of such effective date;

"Lien" means any mortgage, deed of trust, security interest, pledge, hypothecation, escrow arrangement, assignment for security, charge, encumbrance, lien (statutory or other) or other preferential arrangement in the nature of a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any such agreement, and the filing of any statement under the Uniform Commercial Code or comparable law of any jurisdiction evidencing a lien;

"Majority Lenders"              means any Lender or Lenders whose
                                Commitments exceed one-half of the
                                total Commitments,  or, if the
                                Commitments have terminated, any
                                Lender or Lenders holding in the
                                aggregate in excess of one-half of the
                                Credit Facility Balance;

"Margin" means an interest rate margin which will vary based upon the Consolidated Debt Service Coverage Ratio as set forth in Schedule 2;

"Material Adverse Effect"       means a material adverse effect on
                                (i) the ability of any Security Party
                                to perform its obligations to
                                Arranger, the Agent, the Security
                                Trustee or the Lenders under this
                                Agreement, the Note or any of the
                                Security Documents or (ii) the
                                business, property, assets,
                                liabilities, operations or condition
                                (financial or otherwise) of the
                                Borrower and the other Security
                                Parties taken as a whole;

"Material Governmental
 Approval"                      means all Governmental Approvals which
                                are required under applicable law in
                                connection with the operation,
                                maintenance, ownership or leasing of
                                the Projects other than such
                                Governmental Approvals as are
                                immaterial in nature;

"Materials of Environmental     has the meaning ascribed
 Concern"                       thereto in Section 2(v);

"Maturity Date"                 means that date which is three years
                                from the Initial Drawdown Date or if
                                such day is not a Banking Day, the
                                next following Banking Day unless such
                                next following Banking Day falls in
                                the following month, in which case the
                                Maturity Date shall be the immediately
                                preceding Banking Day;

"Millennium Project"            means the approximately 117 MW gas-
                                fired co-generation facility located
                                at the premises of Millennium Petro
                                Chemicals, Inc. in Morris, Illinois,
                                including the related electric power
                                transmission, fuel supply and fuel
                                transportation facilities,
                                fuel storage facilities, fuel
                                contracts and other facilities,
                                services or goods that are ancillary,
                                incidental, necessary or reasonably
                                related to the marketing, management,
                                servicing, ownership or operation of
                                the foregoing, or otherwise, as well
                                as the applicable project agreements
                                and other contractual arrangements
                                with customers, suppliers and
                                contractors or any infrastructure
                                facilities related thereto;

"Mortgage"                      means the leasehold mortgage in
                                respect of the Philadelphia
                                Cogeneration Leases in favor of the
                                Security Trustee executed by
                                Philadelphia Cogeneration pursuant to
                                Section 4.1(d) substantially in the
                                form of Exhibit K;

"Newark"                        means NRG Generating (Newark)
                                Cogeneration Inc., a Delaware
                                corporation;

"Newark Consents"               means, collectively, the consents with
                                respect to each Newark Project
                                Agreement assigned to Credit Suisse
                                First Boston;

"Newark Ground Lease"           means the Ground Lease, dated July 18,
                                1988, as amended pursuant to an
                                agreement dated July 20, 1988 and the
                                Stipulation of Settlement, as the same
                                may be amended, modified or
                                supplemented from time to time;

"Newark Group"                  means Newark Group Industries, Inc., a
                                New Jersey corporation f/k/a Newark
                                Boxboard Company, and its successors
                                and permitted assigns;

"Newark Mortgage"               means the Mortgage, dated as of May
                                17, 1996, between Newark and Credit
                                Suisse

                                First Boston, as the same may be
                                amended, modified, supplemented or re-
                                recorded from time to time;

"Newark Operations and
 Maintenance Agreement"         means the Operating and Maintenance
                                Agreement, dated as of November 8,
                                1996, by and between Newark and POI,
                                as such agreement may be amended,
                                modified or supplemented from time to
                                time;

"Newark Pledge Agreement"       means the Stock Pledge Agreement with
                                respect to the capital stock of Newark
                                dated as of May 17, 1996 by Borrower
                                in favor of Credit Suisse First
                                Boston;

"Newark Power Purchase          means the Agreement for
 Agreement"                     Purchase of Electric Power, dated
                                March 10, 1986, between O'Brien Energy
                                Systems, Inc. and JCP&L, as amended by
                                Letter Agreement, dated June 2, 1986,
                                as further amended by the Second
                                Amendment to Power Purchase Agreement,
                                dated as of March 1, 1988, as assigned
                                by O'Brien Energy Systems, Inc. to
                                O'Brien (Newark) Cogeneration, Inc.
                                pursuant to Assignment Agreement,
                                dated as of July 22, 1988, as further
                                amended by the Third Amendment to
                                Power Purchase Agreement executed
                                April 30, 1996, as the same may be
                                further amended, modified or
                                supplemented from time to time;

"Newark Project"                means the 52 MW power plant located in
                                Newark, New Jersey, including the
                                related electric power transmission,
                                fuel supply and fuel transportation
                                facilities, fuel storage facilities,
                                fuel contracts and other facilities,
                                services or goods that are ancillary,
                                incidental, necessary or
                                reasonably related to the marketing,
                                management, servicing, ownership or
                                operation of the foregoing, or
                                otherwise, as well as the applicable
                                Project Agreements and other
                                contractual arrangements with
                                customers, suppliers and contractors
                                or any infrastructure facilities
                                related thereto;

"Newark Project Agreements"     means the Newark Power Purchase
                                Agreement, Newark Ground Lease, Newark
                                Steam Agreement, Newark Transmission
                                Agreement, Newark Operations and
                                Maintenance Agreement, the Operating
                                Guaranty, and the Newark Consents;

"Newark Steam Agreement"        means the Steam Purchase Agreement,
                                dated October 3, 1986, between O'Brien
                                Cogeneration IV, Inc. and Newark
                                Group, as amended by Amendment to
                                Steam Purchase Agreement between
                                O'Brien Cogeneration IV, Inc. and
                                Newark Group, executed March 8, 1988,
                                as further amended by Amendment to
                                Steam Purchase Agreement between
                                O'Brien (Newark) Cogeneration, Inc.
                                (formerly known as O'Brien
                                Cogeneration IV, Inc.) and Newark
                                Group, as the same may be further
                                amended, modified or supplemented from
                                time to time;

"Newark Transmission
 Agreement"                     means the Transmission Service and
                                Interconnection Agreement, dated
                                November 17, 1987, between O'Brien
                                Energy Systems, Inc. and PSE&G, as
                                assigned by O'Brien Energy Systems,
                                Inc. to O'Brien (Newark) Cogeneration,
                                Inc. (formerly known as O'Brien
                                Cogeneration IV, Inc.) and Newark

                                Group, as the same may be amended,
                                modified or supplemented from time to
                                time;

"Northeast Agreements"          means the Northeast Energy Service
                                Agreement, the Northeast Master Lease,
                                the Northeast Lease, the Northeast
                                Collection Facilities Lease, the
                                Northeast Collection Facilities
                                Sublease Agreement, the Northeast Gas
                                Supply Agreement, the Northeast Gas
                                Supply Contract and the Northeast
                                Service Contract;

"Northeast Collection           means the Collection Facilities
 Facilities Lease"              Lease dated as of June 30, 1992 made
                                between the City of Philadelphia and
                                the Philadelphia Municipal Authority
                                in respect of the Northeast Facility;

"Northeast Collection           means the Collection Facilities
 Facilities Sublease            Sublease Agreement dated as of
 Agreement"                     June 30, 1992 made between the
                                Philadelphia Municipal Authority and
                                Philadelphia Biogas in respect of the
                                Northeast Facility;

"Northeast Demised Premises"    means the certain parcels of land
                                together with improvements thereon
                                erected subject of the Northeast
                                Lease;

"Northeast Energy Service       means that certain energy
 Agreement"                     service agreement dated June 30, 1992
                                by and between Philadelphia Municipal
                                Authority and Philadelphia
                                Cogeneration in respect of the
                                Northeast Facility;

"Northeast Facility"            means the cogeneration facility
                                operated by Philadelphia Cogeneration
                                on the Northeast Demised Premises;

"Northeast Gas Supply           means the Gas Supply Agreement

 Agreement"                     dated as of June 30, 1992 between
                                Philadelphia Biogas and the
                                Philadelphia Municipal Authority in
                                respect of the Northeast Facility;

"Northeast Gas Supply           means the Gas Supply Contract
 Contract"                      dated as of June 30, 1992 between the
                                City of Philadelphia and the
                                Philadelphia Municipal Authority in
                                respect of the Northeast Facility;

"Northeast Lease"               means that certain sublease dated
                                June 30, 1992 by and between
                                Philadelphia Municipal Authority, as
                                lessor, and Philadelphia Cogeneration,
                                as lessee, in respect of the Northeast
                                Demised Premises;

"Northeast Master Lease"        means the Lease dated June 30, 1992
                                between the City of Philadelphia and
                                the Philadelphia Municipal Authority
                                in respect of the Northeast Facility;

"Northeast Service Contract"    means the Service Contract made as of
                                June 30, 1992 between the City of
                                Philadelphia and the Philadelphia
                                Municipal Authority in respect of the
                                Northeast Facility;

"Note" means that certain promissory note to be executed by the Borrower to the order of the Security Trustee pursuant to Section 4.1(c), to evidence the Advances substantially in the form set out Exhibit A;

"NRG Energy"                    means NRG Energy, Inc., a Delaware
                                corporation;

"OESC"                          means O'Brien Energy Services Company,
                                a Delaware corporation;

"OESC Financing Program"        means the annual, or from time to
                                time, asset-based debt financing
                                required for the acquisition of assets
                                for the OESC Rental Fleet;

"OESC Rental Fleet"             means the engine-generator sets
                                employed by OESC and leased or rented
                                to customers from which revenues are
                                derived;

"O'Brien Assignment Agreements" means, collectively, (a) the
(Grays Ferry)                   Agreement of Assignment, Assumption,
                                Consent and Release dated as of
                                March 1, 1996, among the Borrower,
                                Adwin, Grays Ferry, PUPCO, and Trigen
                                and (b) the O'Brien Signature
                                Agreement dated March 1, 1996, among
                                the Borrower, Adwin, Grays Ferry,
                                PTDC, Adwin Schuylkill, O'Brien
                                Schuylkill, PUPCO and Trigen;

"O'Brien Schuylkill"            means O'Brien (Schuylkill)
                                Cogeneration, Inc., a Delaware
                                corporation;

"Operating Guaranty"            means the Corporate Guaranty dated as
                                of March 21, 1997, effective as of
                                January 1, 1997, among NRG Energy,
                                Newark, Parlin and POI;

"PAID" means the Philadelphia Authority for Industrial Development, a public instrumentality of the City of
                                Philadelphia;

"PAID Assignment Agreement"     means, collectively, (a) the
                                Assignment of Service Agreement dated
                                as of March 1, 1996 by PAID in favor
                                of Grays Ferry, and (b) the Assignment
                                of FT-1 Agreements dated as of
                                March 1, 1996 by PAID in favor of
                                Grays Ferry;

"PAID Service Agreement"        means the Service Agreement dated as
                                of January 28, 1996 between PAID and
                                the City of Philadelphia;

"PAID Service Contract"         means the Service Contract dated as of
                                January 28, 1996 between PAID and
                                Grays Ferry;

"Parlin"                        means NRG Generating (Parlin)
                                Cogeneration Inc., a Delaware
                                corporation;

"Parlin Consents"               means, collectively, the consents with
                                respect to each Parlin Project
                                Agreement assigned to Credit Suisse
                                First Boston (other than the DuPont
                                Power Purchase Agreement);

"Parlin Ground Lease"           means the Ground Lease, dated January
                                2, 1986, between O'Brien (Parlin)
                                Cogeneration, Inc. and DuPont, as the
                                same may be amended, modified or
                                supplemented from time to time;

"Parlin Mortgage"               means the Mortgage, dated as of June
                                28, 1996, between Parlin and Credit
                                Suisse First Boston, as the same may
                                be amended, modified, supplemented or
                                re-recorded from time to time;

"Parlin Operations and
 Maintenance Agreement"         means the Operating and Maintenance
                                Agreement dated as of December 31,
                                1996, by and between Parlin and POI,
                                as such agreement may be amended,
                                modified or supplemented from time to
                                time;

"Parlin Pledge Agreement"       means the Stock Pledge Agreement with
                                respect to the capital stock of Parlin
                                dated as of June 28, 1996 by Borrower
                                in favor of Credit Suisse First
                                Boston;

"Parlin Power Purchase
 Agreement"                     means the Amended and Restated
                                Agreement for Purchase and Sale of
                                Electric Power between Parlin and
                                JCP&L executed April 30, 1996, as the
                                same may be further amended, modified
                                or supplemented from time to time;

"Parlin Project"                means the approximately 122 MW power
                                plant located in Sayerville, New
                                Jersey, including the related electric
                                power transmission, fuel supply and
                                fuel transportation facilities, fuel
                                storage facilities, fuel contracts and
                                other facilities, services or goods
                                that are ancillary, incidental,
                                necessary or reasonably related to the
                                marketing, management, servicing,
                                ownership or operation of the
                                foregoing, as well as the applicable
                                Project Agreements and other
                                contractual arrangements with
                                customers, suppliers and contractors
                                or any infrastructure facilities
                                related thereto;

"Parlin Project Agreements"     means the Parlin Power Purchase
                                Agreement, Parlin Ground Lease, Parlin
                                Steam Agreement, Parlin Operations and
                                Maintenance Agreement, Parlin Non
                                Disturbance Agreement, Wholesale Power
                                Purchase Agreement, DuPont Power
                                Purchase Agreement, Operating
                                Guaranty, and the Parlin Consents;

"Parlin Steam Agreement"        means the Steam Purchase Contract,
                                dated December 8, 1996, between DuPont
                                and O'Brien Energy Systems, Inc., as
                                amended by Agreement between O'Brien
                                Energy Systems, Inc. and DuPont,
                                Amendment 1 to Steam Purchase
                                Agreement, dated January 12, 1988, as
                                amended by Letter, dated July 25,
                                1988, from G.R. Carson of DuPont to

                                Robert Shinn of O'Brien Energy
                                Systems, Inc., as amended by Agreement
                                between O'Brien Energy Systems, Inc.
                                and DuPont, Amendment No. 3 to Steam
                                Purchase Agreement, executed December
                                12, 1988, as amended by Amendment
                                Number Four to Steam Purchase Contract
                                between O'Brien Energy Systems, Inc.
                                and DuPont (Parlin Cogeneration
                                Facility), executed July 14, 1989 and
                                July 26, 1989, and amended by
                                Amendment No. 5 to Steam Purchase
                                Agreement, executed January 22, 1993
                                and February 16, 1993, as assigned by
                                O'Brien Energy Systems, Inc. to
                                O'Brien (Parlin) Cogeneration, Inc.
                                and as further amended by Amendment
                                No. 6 to Steam Purchase Agreement
                                executed November 15, 1994, as the
                                same may be further amended, modified
                                or supplemented from time to time;

"PECO"                          means PECO Energy Company, formally
                                known as Philadelphia Electric
                                Company, a Pennsylvania corporation;

"Permitted Investments"         means any of the following:

                                (a) Investments in commercial paper
                                maturing in 270 days or less from the
                                date of issuance which, (i) are issued
                                by any commercial bank of recognized
                                standing (or its parent corporation)
                                under the laws of the United States of
                                America, any state thereof or any
                                foreign jurisdiction, having capital
                                and surplus in excess of $300,000,000,
                                or (ii) at the time of acquisition, is
                                rated one of the two highest ratings
                                by Standard &Poor's Ratings Services
                                or by Moody's Investors Services, Inc.
                                or any substantially similar
                                commercial paper or short-term ratings
                                by any other nationally recognized
                                credit rating agency domiciled in the
                                United States of America or the United
                                Kingdom of similar standing (a
                                "Substitute Rating Agency");

                                (b) Investments in obligations issued
                                by or guaranteed by the United States
                                of America or any agency or
                                instrumentality of the United States
                                of America;

                                (c) Investments in certificates of
                                deposit, time deposits or bankers'
                                acceptances issued by a bank or trust
                                company organized under the laws of
                                the United States of America or any
                                State thereof, having capital, surplus
                                and undivided profits aggregating at
                                least $300,000,000 or having a rating
                                of A or better from both S&P and
                                Moody's (if only one of S&P and
                                Moody's has issued a rating, then from
                                S&P or Moody's, as the case may be, or
                                if neither S&P or Moody's has issued a
                                rating, then from a nationally
                                recognized rating agency acceptable to
                                Agent);

                                (d) Investments in indebtedness of any
                                governmental body of the United States
                                of America or any State or political
                                subdivision thereof, which
                                indebtedness is at all times accorded
                                one of the two highest ratings by S&P,
                                Moody's, or a Substitute Rating Agency
                                maturing not later than three years
                                from the date of acquisition thereof
                                (or, if maturing more than three years
                                after the date of acquisition, which
                                is subject to a put at par by the
                                holder thereof on a weekly or more
                                frequent basis);

                                (e) Investments in money market
                                investment programs which are
                                classified as a current asset in
                                accordance with GAAP and which are
                                administered by reputable financial
                                institutions having capital, surplus
                                and undivided profits of at least
                                $300,000,000 and which are registered
                                under the Investment Company Act of
                                1940; and

                                (f) Investments in repurchase
                                obligations, with a term of not more
                                than thirty days for underlying
                                securities of the types described in
                                clauses (a) and (b) above, entered
                                into with any bank meeting the
                                qualifications specified in clause (a)
                                above;

"Permitted Liens"               means any Liens that are:

                                (a) Liens for taxes, or other
                                governmental levies and assessments
                                that (i) do not arise under ERISA or
                                Environmental Laws and (ii) are not
                                yet due or which are subject to a Good
                                Faith Contest;

                                (b) carriers', warehousemen's,
                                mechanics', materialmen's, repairmen's
                                or other like Liens arising in the
                                ordinary course of business which are
                                not past due for a period of more than
                                90 days or which are subject to a Good
                                Faith Contest;

                                (c) pledges or deposits in connection
                                with workmen's compensation,
                                unemployment insurance and other
                                social security legislation;

                                (d) deposits to secure the performance
                                of bids, trade contracts (other than
                                for borrowed money), leases, statutory
                                obligations, surety and appeal bonds,
                                performance bonds and other
                                obligations of a like nature incurred
                                in the ordinary course of business;

                                (e) easements, rights-of-way,
                                restrictions (including landmarking
                                and zoning restrictions), royalties,
                                leasehold and fee interest covenants
                                and other similar encumbrances
                                incurred or imposed in the ordinary
                                course of business which are not of
                                the nature of a Lien for security
                                purposes and which do not in any case
                                materially detract from the value of
                                the property subject thereto or
                                interfere with the ordinary conduct of
                                the business of any Security Party;

                                (f) Liens arising under the Security
                                Documents;

                                (g) Liens for purchase money
                                obligations, provided that any such
                                Lien encumbers only the assets so
                                purchased;

                                (h)  Liens arising from legal
                                proceedings, so long as such
                                proceedings are being contested in
                                Good Faith Contest and so long as
                                execution is stayed on all judgments
                                resulting from any such proceedings;

                                (i)  Liens referred to in the title
                                insurance policies delivered in
                                connection with the Credit Agreements
                                described in Section
                                10.1B(iii)(b)(vi);

                                (j)  Liens securing Indebtedness
                                permitted under Section 10.1B(iii)(b),
                                including without limitation pledges
                                by the Borrower of its equity interest
                                in any

                                Future Projects as security for such
                                permitted Indebtedness; and

                                (k)  the Lien in favor of NRG on the
                                shares of stock of O'Brien Schuylkill
                                owned by the Borrower pursuant to that
                                certain NRG Subordinated Stock Pledge
                                Agreement dated as of March 1, 1996
                                among NRG Energy, the Borrower,
                                O'Brien Schuylkill and The Chase
                                Manhattan Bank;

"Person" means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Philadelphia Biogas"           means Philadelphia Biogas Supply,
                                Inc., a Delaware corporation;

"Philadelphia Cogeneration"     means O'Brien (Philadelphia)
                                Cogeneration Inc., a Delaware
                                corporation;

"Philadelphia Cogeneration      means the Southwest Lease
 Leases"                        and the Northeast Lease, or either of
                                them;

"Philadelphia Cogeneration      means the Operation & Maintenance
 Operation & Maintenance        Contract dated as of May 15, 1993
 Contract"                      between Philadelphia Cogeneration and
                                OESC in respect of the Northeast
                                Facility and the Southwest Facility;

"Philadelphia Cogeneration
 Project"                       means the Northeast Facility and the

                                Southwest Facility;

"Philadelphia Cogeneration      means the Southwest Agreements
Project Agreements"             and the Northeast Agreements;

"Philadelphia Municipal         means The Philadelphia
 Authority"                     Municipal Authority, a body corporate
                                and politic organized and existing
                                under the laws of the Commonwealth of
                                Pennsylvania;

"Plan"                          means any employee benefit plan
                                covered by Title IV of ERISA;

"POI"                           means Power Operations, Inc., a
                                Delaware corporation;

"Prepayment Amount"             has the meaning ascribed thereto in
                                Section 9.4;

"Project Agreement(s)"          means the Grays Ferry Project
                                Agreements, the Newark Project
                                Agreements, the Parlin Project
                                Agreements, the Philadelphia
                                Cogeneration Project Agreements and
                                any other agreements, contracts or
                                leases of any kind whatsoever pursuant
                                to which the Borrower is entitled
                                directly, indirectly, by assignment or
                                otherwise to receive payments in
                                respect of any Existing Project, or
                                any of them;

"Project Cash Flow"             means any and all moneys or cash
                                distributions made or permitted to be
                                made by the Project Entities to the
                                Borrower with respect to the Existing
                                Projects (but excluding amounts on
                                deposit (i) in the Operating Account
                                (as such term is defined in Section
                                7.5 of that certain Credit Agreement,
                                dated March 1, 1996, among Grays
                                Ferry, the financial
                                institutions listed on Exhibit H
                                thereto and The Chase Manhattan Bank)
                                prior to the distribution thereof in
                                accordance with the terms of such
                                Credit Agreement, and (ii) in the
                                Project Account (as such term is
                                defined in Section 5.1(b) of that
                                certain Credit Agreement, dated as of
                                May 17, 1996, among Newark, Parlin,
                                Credit Suisse, Greenwich Funding
                                Corporation and any Purchasing Lender
                                and Credit Suisse) prior to the
                                distribution thereof in accordance
                                with the terms of such Credit
                                Agreement;

"Project Entity(ies)"           means Grays Ferry, Newark, Parlin,
                                Philadelphia Cogeneration and any
                                other Affiliate of the Borrower owning
                                any Existing Project;

"PSE&G" means Public Service Electric & Gas Company, a utility corporation organized and existing under the laws of the State of New Jersey, and its successors and assigns;

"PTDC" means Philadelphia Thermal Development Corporation, a Pennsylvania corporation;

"PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time, and all rules and regulations promulgated thereunder;

"PUPCO"                         means Philadelphia United Power
                                Corporation, a Pennsylvania
                                corporation.

"PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended from time to time, and all rules and regulations adopted thereunder;

"QF Certificate"                means, with respect to each Project
                                Entity which is a Qualifying
                                Cogeneration Facility, the
                                certification or certifications as to
                                the qualifying status of such Project
                                Entity, as the same are more
                                particularly described in
                                Section 2(q);

"Qualifying Cogeneration
 Facility"                      has the meaning specified for such
                                term in PURPA;

"Reduction Dates"               means the Scheduled Reduction Dates
                                and the Voluntary Reduction Dates, or
                                any of them;

"Reference Bank"                means The Chase Manhattan Bank;

"Scheduled Reduction Dates"     means each of the dates falling at
                                intervals of one (1) year after the
                                Initial Drawdown Date and prior to the
                                Maturity Date; if such day is not a
                                Banking Day, the next following
                                Banking Day, unless such next
                                following Banking Day falls in the
                                following calendar month, in which
                                case the relevant Scheduled Reduction
                                Date shall be the immediately
                                preceding Banking Day;

"Security Documents"            means the Guarantee, the Borrower
                                Pledge, the Assignment of Collection
                                Account, the General Security
                                Agreement, the Mortgages, the
                                Subordination Agreements and any other
                                documents that may be executed as
                                security for the Credit Facility and
                                the Security Parties' obligations in
                                connection therewith;

"Security Party(ies)"           means the Borrower, OESC and
                                Philadelphia Cogeneration, or any of
                                them;

"Southwest Agreements"          means the Southwest Energy Service
                                Agreement, the Southwest Master Lease,
                                the Southwest Lease, the Southwest
                                Collection Facilities Lease, the
                                Southwest Collection Facilities
                                Sublease Agreement, the Southwest Gas
                                Supply Agreement, the Southwest Gas
                                Supply Contract and the Southwest
                                Service Contract;

"Southwest Collection           means the Collection Facilities
 Facilities Lease"              Lease dated as of June 30, 1992 made
                                between the City of Philadelphia and
                                the Philadelphia Municipal Authority
                                in respect of the Southwest Facility;

"Southwest Collection           means the Collection Facilities
 Facilities Sublease            Sublease Agreement dated as of
 Agreement"                     June 30, 1992 made between the
                                Philadelphia Municipal Authority and
                                Philadelphia Biogas in respect of the
                                Southwest Facility;

"Southwest Demised Premises"    means the parcels of land together
                                with improvements thereon erected
                                subject of the Southwest Lease;

"Southwest Energy Service       means that certain energy
 Agreement"                     service agreement dated June 30, 1992
                                by and between Philadelphia Municipal
                                Authority and Philadelphia
                                Cogeneration in respect of the
                                Southwest Facility;

"Southwest Facility"            means the cogeneration facility
                                operated by Philadelphia Cogeneration
                                on the Southwest Demised Premises;

"Southwest Gas Supply           means the Gas Supply Agreement
Agreement"                      dated as of June 30, 1992 between
                                Philadelphia Biogas and the
                                Philadelphia Municipal Authority in
                                respect of the Southwest Facility;

"Southwest Gas Supply           means the Gas Supply Contract
 Contract"                      dated as of June 30, 1992 between the
                                City of Philadelphia and the
                                Philadelphia Municipal Authority in
                                respect of the Southwest Facility;

"Southwest Lease"               means that certain sublease dated
                                June 30, 1992 by and between
                                Philadelphia Municipal Authority, as
                                lessor, and Philadelphia Cogeneration,
                                as lessee, in respect of the Southwest
                                Demised Premises;

"Southwest Master Lease"        means the Lease dated June 30, 1992
                                between the City of Philadelphia and
                                the Philadelphia Municipal Authority
                                in respect of the Southwest Facility;

"Southwest Service Contract"    means the Service Contract made as of
                                June 30, 1992 between the City of
                                Philadelphia and the Philadelphia
                                Municipal Authority in respect of the
                                Southwest Facility;

"Steam Sales Agreement"         means the Newark Steam Sales
                                Agreement, the Parlin Steam Sales
                                Agreement or the Grays Ferry Steam
                                Sales Agreement;

"Subordination Agreement(s)"    means the subordination agreement or
                                agreements to be executed by (i) the
                                Borrower, OESC and the Agent
                                subordinating the rights of the
                                Borrower and OESC to payments from
                                Philadelphia Cogeneration in respect
                                of, among other things, equipment
                                rentals to the rights of the Agent,
                                the Arranger and the Lenders under and
                                in connection with this Agreement
                                pursuant to Sections 4.1(c) and (e)
                                and (ii) the Borrower, the Borrower's
                                creditors and the Agent
                                pursuant to Section 10.1(B)(iii), each
                                to be substantially in the form of
                                Exhibit I;

"Subsidiaries"                  means, with respect to any Person, any
                                business entity of which more than 50%
                                of the outstanding voting stock is
                                owned directly or indirectly by such
                                Person and one or more other
                                Subsidiaries of such Person;

"Taxes" means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of each Lender imposed by its jurisdiction of incorporation or applicable lending office, the United States of America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted solely by reason of the activities of the Borrower or any of the Subsidiaries);

"Termination Event"             shall mean (i) a "reportable event",
                                as such term is defined in
                                Section 4043 of ERISA (other than a
                                "reportable event" not subject to the
                                provision for 30-day notice to the
                                PBGC) (ii) the withdrawal of the
                                Borrower or any ERISA Affiliate from a
                                Multiple Employer Plan during a plan
                                year in which it was a "substantial
                                employer", as such term is defined in
                                Section 4001(a)(2) of ERISA, or the
                                incurrence of liability by the
                                Borrower or any ERISA Affiliate under
                                Section 4064 of ERISA upon the
                                termination of a

                                Multiple Employer Plan, (iii) the
                                filing of a notice of intent to
                                terminate a Plan under Section 4041(c)
                                of ERISA or the treatment of a
                                Multiemployer Plan amendment as a
                                termination under Section 4041A of
                                ERISA, (iv) the institution of
                                proceedings to terminate a Plan or a
                                Multiemployer Plan or (v) any other
                                event or condition which might
                                constitute grounds under Section 4042
                                of ERISA for termination of, or the
                                appointment of a trustee to
                                administer, any Plan or Multiemployer
                                Plan;

"TETCO"                         means Texas Eastern Transmission
                                Corporation, a Texas corporation;

"TETCO Letter Agreement"        means the January 26, 1996 letter by
                                and among Grays Ferry, Trigen, TETCO,
                                and Sun Company, Inc. (R&M);

"Trigen"                        means Trigen-Philadelphia Energy
                                Corporation, a Pennsylvania
                                corporation (formerly known as
                                Philadelphia Thermal Energy
                                Corporation and Philadelphia Thermal
                                Corporation);

"Trigen Gas Services Agreement" means the Gas Services Agreement between Trigen and Grays Ferry dated
                                March 1, 1996;

"Trigen-Schuylkill"             means Trigen-Schuylkill Cogeneration,
                                Inc., a Pennsylvania corporation;

"Utilicorp"                     means Utilicorp United, Inc., a
                                Delaware corporation;

"Voluntary Reduction Date"      means each of the dates each being a
                                Banking Day, on which the Borrower has
                                requested, as provided in
                                Section 5.2(b), that the Commitments
                                be reduced;

"Westinghouse"                  means Westinghouse Electric
                                Corporation, a Pennsylvania
                                corporation;

"Withdrawal Liability"          shall have the meaning given to such
                                term under Part 1 of Subtitle E of
                                Title IV of ERISA.

1.2 Construction. Words importing the singular number only shall include the plural and vice versa. Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

1.3 GAAP. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States of America consistently applied ("GAAP") and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP.

2.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Arranger, the Agent, the Security Trustee and the Lenders to enter into this Agreement and to induce the Lenders to make the Credit Facility available, the Borrower hereby represents and warrants to the Arranger, the Agent, the Security Trustee and the Lenders (which representations and warranties shall survive the execution and delivery of this Agreement and the Note and the drawdown of the Advances hereunder) that:

          (a) Due Organization and Power. Each Borrower Entity is duly formed and is validly existing in good standing under the laws of its jurisdiction of organization and is properly qualified to do business and in good standing in every jurisdiction where the failure to maintain such qualification or good standing could reasonably be expected to result in a Material Adverse Effect. Each Borrower Entity has full power to carry on its business as now being conducted and has complied with all statutory, regulatory and other requirements relative to such business and such agreements, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect.
Each Security Party has full power and authority to enter into and perform its obligations under this Agreement, the Note and the Security Documents to which it is a party.

          (b) Capitalization. The authorized capital stock or other equity interests of each of the Borrower Entities (other than the Borrower) are held as set forth on Schedule 2(b) and except as set forth thereon no shares of the capital stock or other equity interests of the Borrower Entities are issued and outstanding. Except as set forth on Schedule 2(b), all of the issued and outstanding shares of capital stock of each Borrower Entity are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (to the extent owned by the Borrower), and such shares were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Except as set forth on Schedule 2(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any shares of capital stock or other securities or equity interests of the Borrower Entities (to the extent owned by the Borrower).

          (c) Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Agreement, the Note and the Security Documents to which it is a party and, in the case of the Borrower, to borrow, service and repay the Advances and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Advances or any part thereof, including, without limitation, any consent or approval of, or notice to, or other action with or by, any Governmental Authority, regulatory body or any other Person which has not been made or obtained and in full force and effect.

          (d) Binding Obligations. This Agreement, the Note and the Security Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party as is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights.

          (e) No Violation. The execution and delivery of, and the performance of the provisions of, this Agreement, the Note and the Security Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation existing at the date hereof, any Governmental Approval or any contractual restriction binding on such Security Party or the certificate of incorporation or by-laws (or equivalent instruments) thereof.

          (f) Litigation. Except as set forth on Schedule 2(f), no action, suit or proceeding is pending or, to the Borrower's knowledge, threatened against any Borrower Entity before any court, board of arbitration or administrative agency which could reasonably be expected to result in any Material Adverse Effect. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator or other Governmental Authority directing that any material aspect of the transactions provided for in this Agreement not be consummated as herein or therein provided.

          (g) No Default. No Borrower Entity is in default under any material agreement by which it is bound, or is in default in respect of any financial commitment or obligation, in either case the default of which could reasonably be expected to result in a Material Adverse Effect.

          (h) Existing Projects and Project Agreements. Upon the date hereof and as of the date of the making of each Advance:

                                   (i)  All Material Governmental
                         Approvals required under applicable law in connection with the operation, maintenance and ownership of the Existing Projects are set forth on Schedule 2(h). Each Material Governmental Approval has been obtained, is validly issued, is in full force and effect, is not subject to appeal by any Person, and, to the knowledge of the Borrower, is free from conditions or requirements compliance with which could reasonably be expected to result in a Material Adverse Effect. There is no proceeding pending or, to the knowledge of the Borrower, threatened which is reasonably likely to result in the rescission, revocation, material modification, suspension, determination of invalidity or limitation of effectiveness of any Material Governmental Approval. To the knowledge of the Borrower, the information set forth in each application and other written material submitted by or on behalf of each Project Entity to the applicable Governmental Authority in connection with such Material Governmental Approval was accurate and complete in all material respects at the time such application or other written material was submitted. Each Existing Project complies in all material respects with all covenants, conditions, restrictions and reservations in the Material Governmental Approvals relating to such Existing Project and the Project Agreements applicable thereto and all laws applicable thereto, except to the extent any non-compliance could not reasonably be expected to result in a Material Adverse Effect;

                                   (ii) Each Project Agreement to which
                         a Project Entity is a party is a legal, valid and binding agreement of such Project Entity enforceable against such Project Entity in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and subject to general equitable principles;

                                   (iii)     All representations and
                         warranties set forth in each Project Agreement by the Borrower Entity which is a party thereto are true and correct in all material respects (the determination of such material truth and correctness to be made by the Agent in good faith) as though made as of the date hereof, except to the extent any such representation or warranty relates to a prior date;

                                   (iv) Each Existing Project will be
                         able to be operated on a safe and commercially sound basis in compliance with all Governmental Approvals and applicable Project Agreements and laws, so that the performance and facility guarantees and specifications provided for in the applicable Project Agreements and Governmental Approvals can be substantially met during the term of this Agreement and each Project Entity can duly and punctually meet its obligations under the applicable Project Agreements and Governmental Approvals in accordance with the terms thereof, except to the extent any inadvertent non-compliance with such Governmental Approvals and Project Agreements could not reasonably be expected to have a Material Adverse Effect; provided, however, that such inadvertent noncompliance must be remedied or cured within 30 days of any Borrower Entity's obtaining knowledge thereof. Each Project Entity has adequate inventories and spare parts to operate its respective Project in accordance with the Project Agreements, Governmental Approvals and applicable law;

                                   (v)  Each Existing Project includes
                         facilities for the storage of Alternative Fuel (including kerosene) sufficient to meet its obligations under the Project Agreements, Governmental Approvals and laws applicable thereto; and

                                   (vi) Each Project Entity is the sole
                         owner of its respective Existing Project free and clear of all Liens (other than Permitted Liens).

          (i) Insurance. Schedule 2(i) (which shall be updated by the Borrower and provided to the Agent not less often than annually) sets forth a complete and accurate description of all material policies of insurance that will be in effect as of the Initial Drawdown Date. To the knowledge of the Borrower, such policies are with companies rated "A-" or better by Best's Insurance Guide and Key Rating or other insurance companies of recognized responsibility satisfactory to the Agent, and the coverages provided by such policies are in amounts and cover such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which each Borrower Entity operates and, in any event, other than to account for amortization of loan repayments, the insurance coverages shall not be less than the insurance coverages set forth in
Schedule 2(i).

          (j) Financial Information. Except as otherwise disclosed in writing to the Agent on or prior to the date hereof, all financial statements, information and other data furnished by any Borrower Entity to the Agent are complete and correct, such financial statements have been prepared in accordance with GAAP (except, in the case of interim financial statements, for the absence of footnotes) and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements and since such date or dates, there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data.

          (k) Tax Returns. Each Borrower Entity has filed all material tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect on such Borrower Entity and except for those taxes the amount or validity of which is currently being contested in a Good Faith Contest.

          (l) ERISA. The execution and delivery of this Agreement, the Note and the Security Documents and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by any Borrower Entity or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA insofar as ERISA applies thereto which is reasonably likely to result in such Borrower Entity or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate would have a Material Adverse Effect. Prior to the date hereof, the Borrower has delivered to the Agent a list of all Plans to which any Borrower Entity or any ERISA Affiliate is a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code).

          (m) Margin Regulations. No Borrower Entity is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System) and no proceeds of any Advance will be used in a manner which would violate, or result in a violation of, such Regulation, G, T, U, or X.

          (n)  Investment Company Act.  No Borrower Entity is an
"investment company" nor a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (o) Security Interests. Except to the extent consents set forth in Schedule 2(o) are required to create a first priority perfected security interest in the Collateral, the security interests created in favor of the Security Trustee under the Security Documents are valid and perfected, first priority security interests (subject only to Permitted Liens) superior and prior to the rights of all Persons (except those rights of the holders of Permitted Liens), whether the property subject to the security interests is now owned by the Security Party granting such security interest or is hereafter acquired. The Security Documents (including Uniform Commercial Code financing statements) have been duly filed, recorded and/or registered in each office and in each jurisdiction where required to create and perfect the lien and security interest described above. The chief executive office and chief place of business of each Security Party and the office in which the records relating to the earnings and other receivables of each Security Party are kept is located, as of the date hereof, at the locations set forth on Schedule 2(o) for such Security Party. Such locations are the sole offices or places of business maintained by each Security Party as of the date hereof. To the knowledge of the Borrower, no Security Party has transacted any business during the five year period prior to the date of this Agreement under any name other than those set forth on Schedule 2(o).

          (p) Business of Project Entities. No Project Entity has engaged in any business other than the operation of its respective Existing Project nor is any Project Entity a party to any contract, operating lease, agreement or commitment which, either individually, or in the aggregate is material to the operation of its respective Existing Project other than the Project Agreements applicable thereto.

          (q) EWG Status; Qualifying Cogeneration Facility Status. Parlin is an Exempt Wholesale Generator and each of the Newark Project, the Grays Ferry Project and the Philadelphia Cogeneration Project is a Qualifying Cogeneration Facility. Each of Newark, Grays Ferry and Philadelphia Cogeneration has maintained and established by filing the QF Certificate for each of the Newark Project, the Grays Ferry Project and Philadelphia Cogeneration Project, with such filings reflecting the ownership and operation of such Projects. Each of the Newark Project, the Grays Ferry Project and the Philadelphia Cogeneration Project is owned and operated in the manner contemplated by its QF Certificate.

          (r) Regulation of Borrower Entities. None of the Borrower Entities, the Agent, the Security Trustee nor any Lender is or will be, solely as a result of the participation by such parties separately or as a group in the transactions contemplated hereby or in any Project Agreement, or by the ownership, use or operation of any

Existing Project in accordance with its respective Project Agreements, subject to regulation by any Governmental Authority as a "public utility" under the FPA, a "holding company" under PUHCA, a utility under state law, or a subsidiary or affiliate of any of the foregoing; provided, however, that Parlin is subject to regulation as a "public utility" under the FPA. None of the Agent, the Security Trustee nor any Lender will, solely by reason of its or their ownership or operation of the Philadelphia Cogeneration Project upon the exercise of remedies under the Security Documents, be subject to financial, organizational or rate regulation by any Governmental Authority as a "public utility" under the FPA, a "holding company" under PUHCA, a utility under state law, or a subsidiary or affiliate of any of the foregoing.

          (s) Title to and Sufficiency of Assets. Except as set forth on Schedule 2(s), each Borrower Entity has good, valid and sufficient title to (or a leasehold interest in) its assets and properties. Each of the Borrower Entities has good, marketable, indefeasible and insurable title in fee simple (or its equivalent under applicable law) to the real property owned by it, all of which is listed on
Schedule 2(s). Except as specified in Schedule 2(s), none of the real property owned or leased by any Borrower Entity is located within any federal, state or municipal flood plain. Except as set forth on
Schedule 2(s), the security interests granted to the Security Trustee by the Security Parties are first and prior security interests and no Security Party has granted any security interests in the Collateral owned by it other than those granted to the Security Trustee hereunder. All leases necessary for the conduct of the business of the Borrower Entities as presently conducted and as proposed to be conducted are valid and subsisting and are in full force and effect. The Borrower Entities enjoy peaceful and undisturbed possession under all material leases to which they are parties (all such leases being set forth on Schedule 2(s)). The services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to each Project Entity pursuant to the Project Agreements and Governmental Approvals applicable thereto provide or will provide such Project Entity with all rights and property interests required to enable such Project Entity to obtain all services, materials or rights (including access) required for the operation and maintenance of its Existing Project, including such Project Entity's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations under such Project Agreements and Governmental Approvals.

          (t) Labor Matters. There are no strikes or other material labor disputes or grievances, charges or complaints with respect to any employee or group of employees pending or, to the knowledge of the Borrower, threatened against any Borrower Entity.

          (u)  Transactions with Affiliates.  Set forth on
Schedule 2(u) is a true, accurate and complete description of all transactions between any Borrower Entity and any Affiliate thereof since August 14, 1997 which required or which will require in the case of any Borrower Entity the payment by such Borrower Entity of an aggregate amount equal to or greater than $100,000 during any twelve-month period.

          (v) Environmental Matters and Claims. Except as set forth on Schedule 2(v), (i) each of the Borrower Entities is in compliance with all applicable United States federal, state and local laws, regulations, rules and orders relating to pollution prevention or protection of the environment or exposure to Materials of Environmental Concern (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, rules and orders ("Environmental Laws") relating to
(1) emissions, discharges, releases or threatened releases of substances defined as "hazardous substances," "hazardous materials," "contaminants," "pollutants," "hazardous wastes" or "toxic substances" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ? 9601 et seq., (ii) the Hazardous Materials Transportation Act, 49 U.S.C. ? 1801 et seq., (iii) the Resource Conservation and Recovery Act, 42 U.S.C. ? 6901 et seq., (iv) the Federal Water Pollution Control Act, as amended, 33 U.S.C. ? 1251 et seq., (v) the Clean Air Act, 33 U.S.C. ? 7401 et seq., (vi) the Toxic Substances Control Act, 15 U.S.C. ? 2601 et seq. or (vii) the Safe Drinking Water Act, 42 U.S.C. ? 300f et seq. ("collectively, Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, all to the extent the failure to comply with Environmental Laws could reasonably be expected to have a Material Adverse Effect; (ii) each of the Borrower Entities has all permits, licenses, approvals, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and is in compliance with all Environmental Approvals required to operate their business as then being conducted, all to the extent the failure to maintain or comply with an Environmental Approval could reasonably be expected to have a Material Adverse Effect; (iii) none of the Borrower Entities has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval, and in each case which could reasonably be expected to have a Material Adverse Effect ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); (iv) there are no circumstances that may prevent or interfere with such compliance in the future; (v) no Materials of Environmental Concern are currently located at, in, on, under or about or are being released from any of the properties on which the Projects are located (or any other property with respect to which any Borrower Entity has or may have liability either contractually or by operation of law) in a manner which violates any applicable Environmental Law, or for which cleanup or corrective action of any kind is required under any applicable Environmental Law where such violation, cleanup or corrective action could reasonably be expected to have a Material Adverse Effect; (vi) no notice of violation, Lien, complaint, suit, order or other notice with respect to the environmental condition of any of the properties on which the Projects are located (or any other property with respect to which any of the Borrower Entities has or may have liability either contractually or by operation of law) is outstanding or, to the Borrower's knowledge, threatened against a Borrower Entity which could reasonably be expected to result in a Material Adverse Effect.

          (w) Bank Accounts. Schedule 2(w) sets forth the account numbers and locations of all bank accounts of each Borrower Entity.

          (x) Survival. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Advances and the issuance of the Note to be issued by the Borrower hereunder.

          (y) No Material Adverse Effect. Since June 30, 1997, there has not occurred any event or condition resulting in a Material Adverse Effect.

3.   ADVANCES

3.1 (a) Purposes. The Lenders shall make the Advances available to the Borrower for the purpose of making advances or loans to any Affiliates of the Borrower, for the purposes of (i) refinancing the Borrower's existing $5,500,000 credit facility with PECO Energy Company, (ii) enabling (A) the Borrower or Philadelphia Cogeneration to purchase the minority interest of the Revocable Trust of Marsha Reines Perelman in Philadelphia Cogeneration and (B) the Borrower or Philadelphia Biogas to purchase the minority interest of the Revocable Trust of Marsha Reines Perelman in Philadelphia Biogas,
(iii) refinancing the existing Indebtedness of the Borrower to NRG Energy, (iv) refinancing the existing Indebtedness of Borrower, OESC and/or Philadelphia Cogeneration, as the case may be, to each of GE Capital Corporation, Fleet Credit Corporation, Financing for Science and Industry, Inc., FINOVA Capital Corporation, New England Capital Corporation and WASCO Funding Corp. and obtaining the release of the Liens securing such Indebtedness (the "Equipment Liens"), and
(v) for general working capital purposes.

          (b) Making of the Advances. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will on the Drawdown Dates, make the Advances available through the Agent to the Borrower in an aggregate amount not to exceed its Commitment ratably with the other Lenders according to their respective Commitments. The maximum aggregate amount of all Advances which may be outstanding at any time under this Agreement is the aggregate amount of the Credit Facility, as reduced pursuant to Section 5.2. All Advances shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000).

          (c) Maximum Number of LIBOR Rate Advances. The maximum number of LIBOR Rate Advances that may be outstanding at any time under this Agreement shall be six (6).

3.2 Drawdown Notice. The Borrower shall, in respect of all Advances, serve a written notice in the form of Exhibit H hereto (a "Drawdown Notice") on the Agent (which shall promptly furnish a copy to each Lender) by facsimile or otherwise (i) for a LIBOR Rate Advance, not later than 11:00 A.M., New York City time, at least two (2) Banking Days prior to the date of the proposed LIBOR Rate Advance, and (ii) for a Base Rate Advance, not later than 11:00 A.M., New York City time, on the day of the proposed Base Rate Advance. Each Drawdown Notice shall specify (a) the date of the proposed borrowing (which shall be a Banking Day), (b) the principal amount of the Advance to be made by the Lenders on that date, (c) whether such Advance is a Base Rate Advance or a LIBOR Rate Advance, (d) if a LIBOR Rate Advance, the Interest Period requested by the Borrower, and (e) the disbursement instructions for the proceeds of such Advance. Each Drawdown Notice shall be effective upon receipt by the Agent and shall be irrevocable.

3.3 Effect of Drawdown Notices. Each Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of such Drawdown Notice and will be true and correct on and as of the relevant Drawdown Date as if made on such date, except to the extent such representations and warranties relate to a prior date and except that the Borrower shall not be required to update the Schedules hereto to the extent changes have occurred in the information disclosed therein from and after the date hereof (provided that such exception shall not relieve the Borrower of its obligations to provide or update certain information relating to matters disclosed on such Schedules under
Section 10.1A hereof), (b) that after giving effect to the borrowing made pursuant to such Drawdown Notice, the Credit Facility Balance shall not exceed the maximum amount then available hereunder pursuant to the terms hereof and (c) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

3.4 Notation of Advances. Each Advance made by the Lenders to the Borrower may be evidenced by a notation of the same made by the Agent on the grid attached to the Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

4.   CONDITIONS

4.1 Conditions Precedent to Drawdown of the Initial Advance. The obligation of the Lenders to make the initial Advance available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:

          (a) the Agent shall have received the following documents in form and substance satisfactory to the Agent and its legal advisor:

                      (i) copies, certified as true and complete by an officer of each of the Security Parties, of the resolutions of the board of directors of such Security Party evidencing approval of this Agreement, the Note and those Security Documents to which it is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

           (ii) copies, certified as true and complete by an officer of each of the Security Parties, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Security Parties as may be required by the Agent), approvals or consents with respect to this Agreement, the Note, and the Security Documents;


                     (iii) copies, certified as true and complete by an officer of the Borrower and each of the Project Entities, of the constating instruments of the Borrower and each Project Entity;

                     (iv) certificate of the Secretary of the Borrower certifying that it legally and beneficially owns, directly or indirectly, the issued and outstanding capital stock and partnership interests of each of the Project Entities and that such capital stock and/or interests as set out in Schedule 2(b), are free and clear of any liens, claims, pledges or other encumbrances whatsoever other than as disclosed to the Lenders in writing on or before the date hereof;

                      (v)     certificate of the Secretary of each
                      Project Entity certifying as to the record ownership of all of its issued and outstanding capital stock or partnership interests, as the case may be;

                              (vi)   certificates of the jurisdiction of
                     formation of each of the Borrower Entities as to the good standing thereof; and

                              (viii) certificate of the Secretary of each of
                     the Borrower Entities as to the incumbency and signatures of the officers authorized to act for each such entity.

          (b) the Agent shall have received in form and substance satisfactory to it and its legal advisors:

                      (i) environmental reports and/or reliance letters which shall contain the results of the review of the environmental audit of Philadelphia Cogeneration, permitting issues and other matters of environmental concern with respect to the Existing Projects;

                              (ii)   an engineer's report on the technical
                     condition of the equipment utilized by the Philadelphia Cogeneration Project;

                     (iii) evidence, in the form of self-
                     certification, that each of the Existing Projects (other than the Parlin Project) shall be a Qualifying Cogeneration Facility and that each Project Entity (other than Parlin) shall have maintained and established by filing the necessary certificates with respect thereto;

                     (iv) evidence that the capital stock or other equity interests of each of the Project Entities held by the Borrower is held free and clear of all Liens other than Permitted Liens;

                      (v) evidence that the Security Trustee has, for the benefit of the Lenders and the Agent, a valid and perfected first priority security interest in the Collateral (subject only to Permitted Liens) and that the Equipment Liens have been terminated;

                     (vi) evidence that all Governmental Approvals and filings and consents from third parties required in connection with the transactions contemplated hereby have been obtained;

                             (vii)   evidence that none of the Existing
Projects includes any real property located within an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended; and


                             (viii)  with  respect to the  Advance  the
proceeds of which are to be used to acquire the minority interest of Philadelphia Cogeneration held by the Revocable Trust of Marsha Reines Perelman, evidence that such interest will be held by the Borrower or Philadelphia Cogeneration free and clear of all Liens; and


                     (ix)  written acknowledgment from The Chase
                     Manhattan Bank of its receipt of notice of the pledge and assignment of the Collection Account to the Security Trustee pursuant to Section 8.3.

          (c) the Borrower shall have duly executed and delivered to the Agent:

                         (i)  the Note;

                         (ii) each Security Document to which it is to be a party;

                     (iii)   Uniform Commercial Code Financing
                     Statements for filing with New Jersey,
                     Pennsylvania, Delaware and Minnesota and in such other jurisdictions as the Agent may reasonably require; and

                (iv) stock certificates representing 83% of the issued and outstanding shares of capital stock of Philadelphia Cogeneration, together with irrevocable undated stock powers duly endorsed in blank.


          (d) Philadelphia Cogeneration shall have duly executed and delivered to the Agent:

                      (i) the Security Documents to which it is to be a party, and

                     (ii)    Uniform Commercial Code Financing
                     Statements for filing with Pennsylvania, Delaware and Minnesota and in such other jurisdictions as the Agent may reasonably require.

          (e)  OESC shall have duly executed and delivered:

                      (i) the Security Documents to which it is to be a party, and

                          (ii)    Uniform  Commercial  Code   Financing
Statements for filing with Pennsylvania, Delaware, California and Minnesota and in such other jurisdictions as the Agent may reasonably require.


          (f) the Agent shall have received fully executed copies of the Subordination Agreements;

          (g) the Agent shall have received a certificate of an officer of Philadelphia Cogeneration, in his capacity as an officer, confirming the representations and warranties with respect to solvency set forth in the Guarantee and containing conclusions as to the solvency of Philadelphia Cogeneration;

          (h) the Agent shall have received consents from the Philadelphia Municipal Authority to (i) the assignment of the Philadelphia Cogeneration Leases to the Security Trustee pursuant to the Mortgage and (ii) the assignment of Energy Service Agreements to the Security Trustee, pursuant to the General Security Agreement.

          (i) the Agent shall be satisfied that neither the Borrower nor any of the Project Entities is subject to any Environmental Claim which could have a Material Adverse Effect;

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          (j)  the Agent shall have received payment in full of all
fees and expenses due to the Agent, the Arranger and the Lenders under
Section 14;

          (k)  the Borrower shall have established the Collection
Account pursuant to Section 8 and each of the Project Entities shall have executed and delivered to the Security Trustee its Acknowledgment;

          (l) the Agent shall have received evidence satisfactory to it and to its legal advisor that, save for the liens created by the filing of any Uniform Commercial Code Financing Statements, the Borrower Pledge, the Assignments, or any other Security Document there are no liens, charges or encumbrances of any kind whatsoever on any of the Collateral except as permitted hereby or by any of the Security Documents;

          (m) the Agent shall have received legal opinions addressed to the Agent and the Lenders from (i) Troutman Sanders LLP, as counsel for the Security Parties, (ii) Dechert Price & Rhoads, as local Pennsylvania counsel for the Security Parties, and (iii) Seward & Kissel, special counsel to the Agent, in each case in such form as the Agent may reasonably require; and

          (n) the Agent shall have received (i) a certified copy of, or binder for, each of the insurance policies required by
Section 2.1(i), such policies to be in form and substance, and issued by companies, reasonably satisfactory to the Agent, together with evidence satisfactory to the Agent that such insurance complies with the provisions of Section 2.1(i) and with the provisions of the Project Agreements, and that all premiums then due with respect to such insurance have been paid and (ii) a written report of an insurance consultant describing the insurance obtained by each Project Entity with respect to its Existing Project and stating that the required insurance is in full force and effect and provides reasonable and adequate coverage for such Existing Project.

          Each of the Agent, the Security Trustee, the Arranger and each of the Lenders hereby agrees that, notwithstanding any provision or term to the contrary set forth in this Agreement, the execution and delivery of the Mortgage shall not be a condition precedent to the funding of the Initial Advance, provided (i) that the amount available under the Credit Facility shall be reduced as set forth in the definition of "Credit Facility" in Section 1.1 above, and (ii) that Philadelphia Cogeneration shall execute and deliver the Mortgage, together with such opinions and Uniform Commercial Code financing statement filings as the Agent shall reasonably request, by not later than forty-five (45) days from and after the Initial Drawdown Date, and it is expressly agreed that the failure to so deliver the Mortgage within such 45-day period shall constitute an Event of Default hereunder.

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4.2       Further Conditions Precedent.  The obligation of the Lenders to make any Advance available to the Borrower under this Agreement shall be expressly and separately subject to the following further conditions precedent on the relevant Drawdown Date:

          (a) the Agent having received a Drawdown Notice in accordance with the terms of Section 3.2;

          (b) the representations stated in Section 2 (updated mutatis mutandis to such date) being true and correct as if made on and as of that date except to the extent such representations and warranties relate to a prior date and except that the Borrower shall not be required to update the Schedules hereto to the extent changes have occurred in the information disclosed therein from and after the date hereof (provided that such exception shall not relieve the Borrower of its obligations to provide or update certain information relating to matters disclosed on such Schedules under Section 10.1A hereof);

          (c) no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

          (d) the Agent being satisfied that no change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for any Security Party to make any payment as required under the terms of this Agreement, the Note, the Security Documents or any of them; and

          (e) there having been no Material Adverse Effect since the date hereof.

4.3 Breakfunding Costs. In the event that, on any date specified for the making of an Advance in any Drawdown Notice, the Lenders shall not be obliged under this Agreement to make such Advance available under this Agreement, the Borrower shall indemnify and hold the Lenders fully harmless against any actual losses which the Lenders (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of such Drawdown Notice. At the Borrower's request, each such Lender shall provide the Borrower with reasonable evidence of such actual losses incurred by such Lender.

4.4 Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event the Lenders, in their sole discretion, advance any Advance prior to the satisfaction of all or any of the conditions referred to elsewhere in Sections 4.1 or 4.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within seven (7) days after the

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

relevant Drawdown Date (or such longer period as the Lenders, in their sole discretion, may agree).

5    REPAYMENT, REDUCTION AND PREPAYMENT

5.1 Repayment. The Borrower shall repay all outstanding Advances (subject to such reduction and prepayments as hereinafter set forth) on the Maturity Date and, to the extent required to comply with the limitations set forth in Section 5.2 below, on each Reduction Date.

5.2 Reductions of the Credit Facility. The Credit Facility shall be reduced:

          (a) on each of the Scheduled Reduction Dates, by Two Million Five Hundred Thousand Dollars ($2,500,000), and

          (b) on any Voluntary Reduction Date, by such amount as the Borrower may indicate to the Agent in writing at least ten (10) days in advance of such date.

          On each Reduction Date, each Lender's Commitment shall be reduced by an amount equal to (i) the ratio of such Lender's Commitment to the aggregate of the Commitments on such date, multiplied by
(ii) the amount by which the total Credit Facility is to be so reduced on such date. On each Reduction Date the Borrower shall, if necessary, prepay the Credit Facility in the amount required so that the Credit Facility Balance shall not exceed the aggregate of the Commitments as reduced pursuant to this Section 5.2.

5.3       Prepayment; Reborrowing.  Subject to the provisions of
Section 5.5 in the case of the prepayment of any LIBOR Rate Advance on any day other than the last day of the Interest Period with respect to such LIBOR Rate Advance, the Borrower may, at its option, without penalty or premium, on any Banking Day, prepay all or any portion of the principal of any Advance. The Borrower shall deliver to the Agent (which shall promptly furnish a copy to each Lender) notice of such prepayment on not less than three (3) Banking Days with respect to each LIBOR Rate Advance and one (1) Banking Day with respect to each Base Rate Advance (which notice shall be irrevocable and shall specify the date and amount of prepayment). Each prepayment shall be in a minimum amount of One Million Dollars ($1,000,000). Subject to the limits and upon the conditions herein provided (including the reduction of the Commitments provided in Section 5.2), the Borrower may from time to time prepay the Advances and thereafter re-borrow such Advances or a portion thereof.

5.4 Optional and Mandatory Conversions. Subject to Section 5.5, the Borrower may, at its option (i) on the last day of any Interest Period, convert a LIBOR Rate

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Advance into a Base Rate Advance, (ii) on the last day of any Interest
Period, continue a LIBOR Rate Advance as a LIBOR Rate Advance, and
(iii) on any Banking Day, convert a Base Rate Advance into a LIBOR Rate Advance; provided, that, except as otherwise provided in this Agreement to the contrary, the Borrower shall deliver to the Agent (which will promptly send a copy to each Lender) a Notice of Conversion or Continuation by 11:00 A.M., New York City time, (A) in the case of clauses (ii) and (iii) above, not less than three Banking Days prior to the date of each such conversion or continuation, and (B) in the case of clause (i) above, on or prior to the date of such conversion. Each Notice of Conversion or Continuation shall specify (x) the amount of each Advance to be continued or converted, (y) the date of such continuation or conversion, and (z) the type of Advance to be continued or converted (and in the case of a conversion, the type of Advance to result from such conversion and, if such Advance is to be converted into a LIBOR Rate Advance, the Interest Period). Subject to
Section 9.2, upon the occurrence of an Event of Default all LIBOR Rate Advances will be converted to Base Rate Advances upon termination of the then applicable Interest Periods.

5.5 Interest and Costs with Prepayments. Any prepayment of the Advances made hereunder (including, without limitation, those made pursuant to Sections 5.2 and 5.3) shall be subject to the condition that on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the Advances or portions thereof being prepaid, together with any and all actual costs or expenses incurred by any Lender in connection with any breaking of funding. At the Borrower's request, each such Lender shall provide the Borrower with reasonable evidence of such actual losses incurred by such Lender.

5.6 Pro-Rata Reduction of Commitments. If the Commitments of the Lenders are reduced pursuant to Section 5.2 or any other provision of this Agreement, the Commitments shall be reduced on the Reduction Dates falling on or after the date of such reduction by the same proportion as that by which the amount of the aggregate of the Commitments of the Lenders is so reduced and the remaining reductions pursuant to Section
5.2 shall be adjusted proportionately to reflect such reduction.

6.   INTEREST AND RATE

6.1  Payment of Interest; Interest Rate.   (a) The Borrower hereby
promises to pay to the Lenders interest on the unpaid principal amount of each Advance made to the Borrower for the period commencing on the date of such Advance until but not including the stated maturity thereof (whether by acceleration or otherwise) or the date of prepayment thereof (i) during the periods such Advance is a Base Rate Advance, at the Base Rate plus the Margin, and (ii) during the periods such Advance is a LIBOR Rate Advance, at the LIBOR Rate plus the Margin (as the case may be from time to time, the "Applicable Rate"); provided, however, that after the occurrence and during the

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

continuance of an Event of Default under Section 9.1(a) or (b) or, after notice from the Agent, an Event of Default mentioned elsewhere in
Section 9.1, all outstanding Advances shall bear interest at the Default Rate.

          (b) Notwithstanding the foregoing, the Borrower hereby promises to pay interest on any Advance made to the Borrower and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, and on any other amount payable by such Borrower hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid in full at the Default Rate.

          (c) Except as provided in the next sentence, accrued interest on each Advance shall be payable (x) in respect of each Base Rate Advance, quarterly, on the last Banking Day of each calendar quarter, (y) in respect of each LIBOR Rate Advance on the last day of each Interest Period, except that if the Borrowers shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the last day of such Interest Period, and (z) in the case of all Advances together with each repayment of principal thereof. Interest payable at the Default Rate shall be payable from time to time on demand of the Agent.

6.2 Calculation of Interest. All interest shall accrue from day-to-day and be calculated on the actual number of days elapsed and on the basis of a three hundred sixty (360) day year with respect to each LIBOR Rate Advance and on the basis of a 365/366 day year with respect to each Base Rate Advance.

6.3 Maximum Interest. Anything in this Agreement or the Note to the contrary notwithstanding, the interest rate on any Advance shall in no event be in excess of the maximum rate permitted by applicable law.

7.   PAYMENTS

7.1 Place of Payments, No Set Off. All payments to be made hereunder by the Borrower shall be made to the Agent, not later than 11 a.m. New York time (any payment received after 11 a.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at 445 Park Avenue, New York, New York 10022 or to such other office of the Agent as the Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that, subject to such Lender's compliance with Section 7.2 below, if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall pay

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

such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

7.2 Tax Forms. Each Lender shall promptly provide the Borrower with two duly completed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that exempts withholding tax on payments under this Agreement or the Note or certifying that the income receivable pursuant to this Agreement or the
Note is effectively connected with the conduct of a trade or business in the United States.

7.3 Tax Credits. If any Lender obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid (and each Lender agrees to use its best efforts to obtain the benefit of any such credit which may be available to it, provided it has knowledge that such credit is in fact available to it), then such Lender shall reimburse the Borrower for the amount of the credit so obtained. Each Lender agrees that in the event that Taxes are imposed on account of the situs of its loans hereunder, such Lender, upon acquiring knowledge of such event, shall, if commercially reasonable, shift such loans on its books to another office of such Lender so as to avoid the imposition of such Taxes.

8.        ACCOUNTS

8.1 Collection Account. The Borrower shall procure that each Project Entity shall make all distributions of Project Cash Flow and that all of such Project Cash Flow shall be paid, whether by the Borrower or by the Project Entities, to an account maintained by, and in the name of, the Security Trustee for the account of the Borrower, at The Chase Manhattan Bank (the "Depository") (Account No. 100970300;
Ref.: NRG GENERATING (U.S.) INC.) (the "Collection Account"). The Collection Account shall be subject to the exclusive control of the Security Trustee and to the pledge, assignment and security interest granted in Section 8.3. The Security Trustee shall be entitled to apply the Assigned Moneys toward payment of the Credit Facility Balance and interest thereon then due and payable and all other charges and indebtedness which then may be due and payable under this Agreement, the Note or any of the Security Documents.

8.2       Application of Assigned Moneys.  So long as no Event of
Default specified herein or in any of the Security Documents, and no event which, with the lapse of time or

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

the giving of notice, would become an Event of Default shall have occurred and be continuing, the Security Trustee shall, upon receipt from the Borrower of a request therefor and a certification by an officer of the Borrower (in form and substance satisfactory to the Security Trustee) that all of the representations and warranties stated in Section 2 (updated mutatis mutandis to the date of such certification) are true and correct as if made on the date of such certification (except to the extent such representations and warranties relate to a prior date and except that the Borrower shall not be required to update the Schedules hereto to the extent changes have occurred in the information disclosed therein from and after the date hereof (provided that such exception shall not relieve the Borrower of its obligations to provide or update certain information relating to matters disclosed on such Schedules under Section 10.1A hereof)) cause the Depository to remit from the Collection Account to such account as may be specified by the Borrower in writing the balance thereof. Upon the occurrence of an Event of Default, and so long as the same shall be continuing, all moneys then held in the Collection Account and all Assigned Moneys thereafter received by the Security Trustee or the Depository shall be applied as provided in Section 9.3.

8.3 Assignment of Collection Account. All monies held in the Collection Account and all Assigned Moneys received by the Agent, the Security Trustee or the Lenders shall be collateral security for the payment and performance by the Borrower of its obligations hereunder and under the Note and the Security Documents and the Borrower hereby pledges, assigns and grants the Security Trustee a security interest in the Borrower's interest in and to the Collection Account and the Assigned Moneys. If an Event of Default shall occur and so long as the same shall be continuing, all monies held in the Collection Account and all Assigned Moneys thereafter received by the Agent, the Security Trustee or the Lenders may be applied as provided in Section 9.3.

9.   EVENTS OF DEFAULT

9.1 In the event that any of the following events shall occur and be continuing:

          (a) Non-Payment of Principal. Any payment of principal due on a Reduction Date or on the Maturity Date is not paid on such due date; or

          (b) Non-Payment of Interest or Other Amounts. Any interest on any Advance or any other amount becoming payable to the Agent, the Security Trustee, the Arranger or any Lender under this Agreement, under the Note or under any of the Security Documents is not paid on the due date or date of demand (as the case may be), and such default continues unremedied for a period of five (5) Banking Days; or

          (c) Representations. Any representation, warranty or other statement made by the Borrower in this Agreement or by any Security Party in any of the Security

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Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which made or confirmed and such default is not cured within 30 days after written notice thereof, provided such cure period shall only apply if the granting thereof could not reasonably be expected to have a Material Adverse Effect; or

          (d) Certain Covenants. Any Security Party defaults in the performance or observance of any covenant contained in Sections 10.1(A)
(ii), (v), (vii), (xii), (xiii), (ix), (xv), (xix) or Section 10.1(B);
or

          (e) Other Covenants. Any Security Party defaults in the due and punctual observance or performance of any other term, covenant or agreement contained in this Agreement, in the Note, in any of the Security Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith, or it becomes impossible or unlawful for any Security Party to fulfill any such term, covenant or agreement or there occurs any other event which constitutes a default under this Agreement, under the Note or under any of the Security Documents, in each case other than an Event of Default referred to elsewhere in this Section 9.1, and, if such default is capable of being remedied, such default, continues unremedied or unchanged, as the case may be, for a period of thirty (30) days after such Security Party obtains knowledge of such default or, if (i) such failure is incapable of being remedied in 30 days, and (ii) the applicable Security Party is proceeding with diligence and good faith to remedy such failure and such failure could not reasonably be expected to result in a Material Adverse Effect, and (iii) no distributions are made to the Borrower pursuant to Section 8.2 during the cure period provided in this paragraph (e), 90 days after the earlier of (i) the date on which such failure first becomes known to any Security Party or (ii) the date on which a written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

          (f) Indebtedness. Any Security Party or Project Entity shall default in the payment when due (subject to any applicable grace period) of any Indebtedness or of any other indebtedness, in either case, in the outstanding principal amount equal to or exceeding Two Hundred Fifty Thousand Dollars ($250,000) or such Indebtedness or indebtedness is accelerated or any party becomes entitled to enforce the security for any such Indebtedness or indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the Security Party, Subsidiary or Affiliate, as the case may be, shall set aside on its books adequate reserves with respect thereto; or

          (g) Stock Ownership. (i) NRG Energy shall cease to directly own at least such number of shares of capital stock of the Borrower as it did on the Initial

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

Drawdown Date (together with any shares acquired as a result of any stock splits, warrants, rights, options or stock dividends associated with such shares), (ii) the Borrower shall cease to directly own its interest in any Project Entity as set out in Schedule 2(b), or (iii) any Project Entity shall cease to directly own one hundred percent (100%) of its respective Existing Project; or

          (h) Failure to Maintain Status. Failure of any Project Entity to maintain its status as either the owner of a Qualifying
Cogeneration Facility or as an Exempt Wholesale Generator;

          (i) Bankruptcy. The Borrower or any Project Entity thereof commences any proceeding under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect ("Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or of, or for, any substantial portion of its property; or

          (j) Termination of Operations; Sale of Assets. Except as expressly permitted under this Agreement, the Borrower or any Project Entity ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets of the Borrower or any Project Entity are seized or otherwise appropriated; or

          (k) Judgments. Any judgment or order is made the effect whereof is to render ineffective or invalid this Agreement, the Note or any of the Security Documents; or

          (l) Inability to Pay Debts. The Borrower or any Project Entity is unable to pay or admits in writing its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any material indebtedness of the Borrower or any Project Entity; or

          (m) Project Agreements. There occurs any default or event of default under any Project Agreement which is continuing which could reasonably be expected to result in a Material Adverse Effect and such default or event of default shall not be remediable or, if remediable, shall continue unremedied for a period terminating on the last day of the applicable cure period, if any, specified in the relevant Project Agreement,

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

or shall not be waived by the appropriate party; provided that for purposes of this Section 9.1(m) only, "Project Agreements" shall not include the Assignment of the DuPont Power Purchase Agreement, dated as of April 30, 1996 from Parlin to NRG Parlin Inc.; provided, further, that, to the extent caused by a default or event of default by a Person other than a Borrower Entity with respect to a Project Agreement, such failure to comply, breach or default shall not be an event of default under this Section 9.1(m) if (A) such failure to comply, breach or default is cured within 60 days of the date of occurrence thereof, or
(B)(1) such Project Agreement is replaced within 60 days of the date of such failure to comply, breach or default with a substitute Project Agreement in form and substance reasonably satisfactory to the Majority Lenders, (2) the party or parties (other than the applicable Borrower Entity) to such substitute Project Agreement are acceptable to the Majority Lenders, and, in the opinion of the Majority Lenders, are capable of performing their obligations under such substitute Project Agreement, (3) in the case of substitution of a Philadelphia Cogeneration Project Agreement, the Security Trustee shall have been granted a security interest in any substitute Philadelphia Cogeneration Project Agreement for the benefit of the Lenders to the same extent as the Philadelphia Cogeneration Project Agreement being replaced, or (4) in the case of substitution of any Steam Sales Agreement, the Ground Lease for the applicable Existing Project shall not be terminable as a result of the termination of such Steam Sales Agreement; or

          (n) ERISA Debt. The Borrower, any Project Entity or any ERISA Affiliate shall (i) fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV of ERISA and such failure to pay could reasonably be expected to result in a Material Adverse Effect or (ii) incur, or shall reasonably expect to incur, individually or collectively, any Withdrawal Liability or liability upon the happening of a Termination Event and such incurrence could reasonably be expected to a result in a Material Adverse Effect; or

          (o) Invalidity or Revocation of Guarantee. The Guarantee shall at any time and for any reason cease to be valid and binding or Philadelphia Cogeneration shall purport to renounce or revoke the Guarantee; or

          (p) Dissolution. The liquidation, dissolution, termination, acquisition or consolidation of any Security Party other than as permitted by Section 10.1(B)(viii);

then the Lenders' obligation to make any Advance available shall cease and the Agent on the instructions of the Majority Lenders may, by notice to the Borrower, declare the entire unpaid balance of the then outstanding Advances, accrued interest and any other sums payable by the Borrower hereunder or under the Note due and payable, whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subsections (i) of this Section 9.1 with respect to the Borrower,

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the Note shall be immediately due and payable without declaration or other notice to the Borrower. In such event, the Lenders may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement, in the Note or in any Security Document, or in aid of the exercise of any power granted herein or therein, or the Lenders may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted under the terms of any Security Document or by applicable law for the collection of all sums due, or so declared due, on the Note, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to the Lenders hereunder and/or under the Note (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Lender, the balance of any deposit account (demand or time, mature or unmatured) of the Borrower then or thereafter with any Lender and every other claim of the Borrower then or thereafter against any of the Lenders.

9.2 Indemnification. The Borrower agrees to, and shall, indemnify and hold the Agent, the Security Trustee, the Arranger and the Lenders harmless against any out-of-pocket loss, as well as against any reasonable costs or expenses (including reasonable legal fees and expenses), which any of the Agent, the Security Trustee, the Arranger or the Lenders sustains or incurs as a result of any default in payment of the principal amount of the Advances, interest accrued thereon or any other amount payable hereunder, under the Note or under any Security Documents including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Advances or any portion thereof. At the Borrower's request, each such Lender shall provide the Borrower with reasonable evidence of such actual losses incurred by such Lender.

9.3 Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Agent, the Security Trustee, the Arranger or the Lenders under or pursuant to this Agreement, the Note or any of the Security Documents after the happening of any Event of Default (unless cured to the satisfaction of, or waived by, the Majority Lenders) shall be applied by the Agent in the following manner:

         (a) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Agent, the Security Trustee, the Arranger or the Lenders in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Note and under any of the Security Documents,

         (b) secondly, in or towards payment of all other sums which may be owing to the Agent, the Security Trustee, the Arranger or the Lenders under this

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Agreement, under the Note, under the fee letter between the Borrower and the Agent of even date herewith or under any of the Security
Documents,

         (c) thirdly, in or towards payment of any interest owing in respect of the Advances,

         (d) fourthly, in or towards repayment of principal owing in respect of the Advances,

         (e) fifthly, in prepayment of principal of any then outstanding Advances, and


         (f) sixthly, the surplus (if any) shall be paid to the Borrower or to whosoever else may be entitled thereto.

9.4 Alleged PECO Option. Each of the Agent, the Security Trustee, the Arranger and each of the Lenders hereby (a) acknowledges that PECO has claimed that it possesses an option to purchase the common stock of Philadelphia Cogeneration, as set forth in the payoff letter and related release from PECO to the Borrower, dated on or about the date hereof, copies of which have been delivered to the Agent, which claim the Borrower disputes and has so advised PECO, (b) agrees that, notwithstanding any provision or term to the contrary set forth in this Agreement or any of the Security Documents, such claim and the existence of any such option (and the existence of the Revocable Trust of Marsha Perelman's "right of first refusal" to purchase the Philadelphia Cogeneration common stock upon the exercise by PECO of its claimed option to purchase such stock) shall not by themselves constitute an Event of Default under this Agreement or an event of default under any of the Security Documents, (c) agrees that, notwithstanding any provisions or term to the contrary set forth in this Agreement or any of the other Security Documents, the exercise of such claimed option by PECO (or the exercise by the Revocable Trust of Marsha Perelman of its "right of first refusal" to purchase the Philadelphia Cogeneration common stock upon the exercise by PECO of its claimed option to purchase such stock) shall not constitute an Event of Default under this Agreement or an event of default under any of the Security Documents, provided that (i) the Borrower pays to the Agent, immediately upon the Borrower's receipt thereof, as a prepayment of the Advances, an amount equal to the greater of (x) the net proceeds received by the Borrower from any such purchase and sale, and (y) $9,500,000 (such greater amount being referred to as the "Prepayment Amount"), and (ii) the Credit Facility shall be permanently reduced by the Prepayment Amount, and (d) agrees that, upon receipt of the Prepayment Amount, the Agent, the Security Trustee and the Lenders shall, if requested by the Borrower, (i) release all of their Liens in the Collateral consisting of assets relating to the Philadelphia Cogeneration Project, including

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

without limitation the common stock of Philadelphia Cogeneration, the Collateral subject to the Mortgage, all personal property of Philadelphia Cogeneration and OESC serving as Collateral for the Advances, and all personal property of the Borrower located at the Philadelphia Cogeneration Project, and (ii) execute and deliver, at the Borrower's expense, such releases and terminations as the Borrower may reasonably request in order to evidence such release.

9.5 Equipment Liens. Each of the Agent, the Security Trustee, the Arranger and each of the Lenders hereby agrees that, notwithstanding any provision or term to the contrary set forth in this Agreement or any of the Security Documents, the existence of the Equipment Liens shall not constitute an Event of Default under this Agreement or an event of default under any of the Security Documents, provided that the Borrower shall deliver evidence in form and substance reasonably satisfactory to the Agent of the release of all of the Equipment Liens by not later than forty-five (45) days from and after the Initial Drawdown Date, and it is expressly agreed that the failure to so deliver such evidence within such 45-day period shall constitute an Event of Default hereunder.

10.  COVENANTS

10.1 The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Note or under any of the Security Documents:

          A. The Borrower will, and will procure that each other Security Party will:

            (i) Performance of Credit Facility Agreements. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Agent, the Arranger, the Security Trustee and the Lenders) of, the terms of this Agreement, the Note and the Security Documents;

           (ii) Notice of Default, Etc. Promptly upon obtaining knowledge thereof (and in any event within ten (10) days thereof), inform the Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against it or against any of the Project Entities which could reasonably be expected to have a Material Adverse Effect, and (c) any other event or condition which is reasonably likely to have a Material Adverse Effect on its ability, or the ability of any of the Security Parties, to perform its obligations under this Agreement, under the Note and/or under any of the Security Documents;

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          (iii)     Obtain Consents.  Without prejudice to Section 2(a)
and this Section 10, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and the other Security Parties' respective obligations under this Agreement, under the Note and under the Security Documents;

           (iv) Financial Information. At the expense of the Borrower, deliver to the Agent:

                         (a)  as soon as available but not later than
                    105 days after the end of each fiscal year of the Borrower complete copies of the consolidated financial reports of the Borrower and its Subsidiaries (in the case of the Borrower, together with a Compliance Certificate), all in reasonable detail, which shall include at least the consolidated balance sheet of such entity and its Subsidiaries as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by an Acceptable Accounting Firm;

                         (b) as soon as available but not less than 60 days after the end of each of the first three quarters of each fiscal year of the Borrower a quarterly interim consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated profit and loss statements and sources and uses of funds (in the case of the Borrower, together with a Compliance Certificate), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Borrower;

                         (c)  within 30 days of the filing thereof,
                    copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Borrower shall have filed with the Securities and Exchange Commission or any similar governmental authority;

                         (d) promptly upon the mailing thereof to the shareholders of the Borrower, copies of all financial statements, reports, proxy statements and other communications provided to the Borrower's shareholders; and

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

                         (e) such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), operating logs for each Existing Project, lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to the business of the Borrower as the Agent may from time to time reasonably request, certified to be true and complete by the chief financial officer of the Borrower;

            (v) Corporate Existence. Do or cause to be done, and procure that each Project Entity shall do or cause to be done, all things necessary to: (a) preserve and keep in full force and effect its corporate or partnership existence; and (b) preserve and keep in full force and effect all licenses, franchises, permits and assets necessary to the conduct of its business, except, in the case of clause
(b) only, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

           (vi) Books and Records. Keep, and cause each Project Entity to keep, proper and accurate books of record and account in accordance with GAAP throughout the Credit Facility Period;

          (vii) Taxes and Assessments. Pay and discharge, and cause each Project Entity to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

         (viii) Inspection. Allow, and cause each Project Entity to allow, any representative or representatives designated by any Lender, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on the reasonable request thereof, to examine (at a location where normally kept) its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with its officers, at reasonable times and upon reasonable prior notice;

           (ix) Compliance with Statutes, etc. Do or cause to be done, and cause each Project Entity to do and cause to be done, all things necessary to comply in all material respects with all material laws, and the rules and regulations thereunder, applicable to the Borrower or such Project Entity, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

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

            (x) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Agent a certificate of an officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental Affiliates: (a) its receipt or the receipt by any Project Entity or any Environmental Affiliates of the Borrower or any Project Entity of any written communication whatsoever that alleges that such person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge by it, or by any Project Entity or any Environmental Affiliates of the Borrower or any Project Entity that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against it, any Project Entity or against any Environmental Affiliates of the Borrower or any Project Entity under applicable Environmental Law, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Agent, it will submit to the Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

          (xi) ERISA. Forthwith upon learning of the occurrence of any material liability of the Borrower or any Project Entity or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which the Borrower or any Project Entity or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Agent written notice thereof;

          (xii) Consolidated Debt Service Coverage Ratio. Maintain a Consolidated Debt Service Coverage Ratio of not less than 1:20 to 1:00 provided, however, that if the Consolidated Debt Service Coverage Ratio is at least 1.0 to 1.0, if (A) within thirty days after the occurrence of a breach of this Section 10.1(A)(xii), the Borrower provides Agent with a business plan (satisfactory to Agent), including, without limitation, the projections for the immediately succeeding twelve month period, which incorporate the assumptions set forth in the business plan, describing the steps the Borrower will take to cause the Consolidated Debt Service Coverage Ratio to be 1.2 to 1.0 or better (together with such information as Agent may reasonably request) and
(B) the Borrower is proceeding with diligence and good faith to implement such business plan, then the Borrower shall have up to ninety days after the occurrence of such breach to bring the Consolidated Debt Service Coverage Ratio to a level of at least 1.2 to 1.0; provided, further, that during such ninety (90) day period, the Borrower shall be entitled

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

to no moneys from the Collection Account and the Lenders shall not be obligated to make any Advances under the Credit Facility;

         (xiii) Borrower Debt Service Coverage Ratio. Maintain a Borrower Debt Service Coverage Ratio of not less than 2:00 to 1:00; provided, however, that if the Borrower Debt Service Coverage Ratio is at least 1.3 to 1.0, if (A) within thirty days after the occurrence of a breach of this Section 10.1(A)(xiii), the Borrower provides Agent with a business plan (satisfactory to Agent), including, without limitation, the projections for the immediately succeeding twelve month period, which incorporate the assumptions set forth in the business plan, describing the steps the Borrower will take to cause the Borrower Debt Service Coverage Ratio to be 2.0 to 1.0 or better (together with such information as Agent may reasonably request) and (B) the Borrower is proceeding with diligence and good faith to implement such business plan, then the Borrower shall have up to ninety days after the occurrence of such breach to bring the Borrower Debt Service Coverage Ratio to a level of at least 2.0 to 1.0; provided, further, that during such ninety (90) day period, the Borrower shall be entitled to no moneys from the Collection Account and the Lenders shall not be obligated to make any Advances under the Credit Facility;

          (xiv) Maintenance of Properties, Etc. Preserve and maintain good and marketable title to all of its properties and assets which are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, subject to no Liens other than Permitted Liens;

           (xv) Revenue Collection Account; Assignment. Throughout the Credit Facility Period, shall cause each Project Entity to make all permissible distributions of Project Cash Flow and shall cause all such Project Cash Flow to be paid into the Revenue Collection Account;

          (xvi) Performance of Project Agreements. Cause each Project Entity to (A) perform and observe all of its covenants and agreements contained in the Governmental Approvals and any of the Project Agreements to which it is a party, unless the failure to perform or observe such covenants and agreements could not reasonably be expected to result in a Material Adverse Effect, (B) preserve, protect and defend its rights contained in the Governmental Approvals and any of the Project Agreements to which it is a party, unless the failure to preserve, protect or defend such rights could not reasonably be expected to result in a Material Adverse Effect and (C) maintain in full force and effect each of the Project Agreements to which it is a party and all contracts, permits and Governmental Approvals relating thereto which are necessary for the maintenance and operation its Existing Project;

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

         (xvii) Operating Logs. Cause each Project Entity at its sole cost and expense to (A) maintain at its respective Existing Project daily operating logs showing, among other things the electrical output of such Existing Project, (B) keep maintenance and repair reports in sufficient detail to indicate the nature and date of all work done, (C) maintain a current operating manual and a complete set of plans, accounting records and specifications reflecting all alterations and (D) maintain all other records, logs and other materials required by the relevant Project Agreements or any Governmental Approval;

        (xviii)     Maintenance of Insurance.  Maintain or cause to be
maintained with insurance companies rated "A-" or better by Best's Insurance Guide and Key Ratings or other insurance companies of recognized responsibility reasonably satisfactory to the Agent, insurance in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Security Party or Project Entity operates, and in any event the insurance coverages shall not be less than the insurance coverages set forth on Schedule 2(i). The Borrower shall, upon the request of the Agent, promptly provide a schedule indicating the policies maintained by each of the Borrower and each Project Entity, coverage limits of liability, effective dates of coverage, insurance carrier names and policy numbers. Borrower shall cause the Security Trustee to be named as loss payee or as an additional named insured in respect of the Philadelphia Cogeneration Project, for the account of the Lenders and the Agent itself. Evidence of payment of premiums for such insurance policies shall be delivered to the Agent at least thirty (30) days prior to the expiration thereof and such insurance policies shall be delivered to the Agent promptly upon its request therefor;

          (xix) Use of Proceeds. Use the proceeds of all Advances only as set forth in Section 3.1(a);

           (xx) Additional Documents; Filings and Recordings. Execute and deliver from time to time as reasonably requested by Agent, at such Security Party's expense, such other documents in connection with the rights and remedies of the Security Trustee, Agent and Lenders granted or provided for by the Security Documents, as applicable, which are necessary to consummate the transactions contemplated therein.
Each Security Party shall, at its own expense, take all reasonable actions that have been or shall be requested by the Security Trustee to establish, maintain, protect, perfect and continue the perfection of the security interests of the Security Trustee created by the Security Documents including the execution of such instruments, and providing such other information as may be required to enable the Security Trustee to effect any such action. Without limiting the generality of the foregoing, each Security Party shall execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings, assignments, mortgages or deed of trust in all

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

places necessary or advisable (in the opinion of counsel for the Security Trustee) to establish, maintain and perfect such security interests and in all other places that the Security Trustee shall reasonably request.

          B. The Borrower will not, and will procure that each Project Entity will not, without the prior written consent of the Agent (or the Majority Lenders or all of the Lenders if required by Section 16.7):

            (i) Liens. Create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any Collateral except Permitted Liens.

           (ii) Capital Expenditures. Make any capital expenditures (excluding ordinary or scheduled maintenance) in relation to any Existing Project, in any calendar year, exceeding (i) with respect to the Parlin Project and the Grays Ferry Project, $2,000,000,
(ii) with respect to the Newark Project, $1,000,000, or (iii) with respect to the Philadelphia Cogeneration Project, $500,000; provided, however, that, during the calendar year 1997, such capital expenditures of up to $2,000,000 may be made in respect of the Newark Project;

          (iii)     Indebtedness.  Incur any Indebtedness except
(a) Indebtedness hereunder or in connection herewith to the Agent, the Arranger, the Security Trustee or the Lenders, or (b) so long as no Event of Default occurs and is continuing: (i) if non-recourse to the Borrower, Indebtedness of any Subsidiary of the Borrower which is formed after the Initial Drawdown Date; (ii) Indebtedness of the Borrower to NRG Energy which is subordinated, pursuant to a Subordination Agreement, to the Borrower's obligations under this Agreement, the Note and any of the Security Documents;
(iii) Indebtedness of up to $1,000,000 during each calendar year during the Credit Facility Period of OESC pursuant to the OESC Financing Program, for use in the ordinary course of business of OESC to finance the OESC Rental Fleet; (iv) unsecured Indebtedness of the Borrower, if subordinated, pursuant to a Subordination Agreement, to the Borrower's obligations under this Agreement, the Note and the Security Documents, the terms of any such Indebtedness to be acceptable to the Agent;
(v) Indebtedness of any Project Entity, if non-recourse to the Borrower, under interest rate swap agreements to hedge interest rate exposure for permitted non-recourse financings; (vi) Indebtedness under
(A) that certain Credit Agreement, dated as of March 1, 1996, among Grays Ferry, the financial institutions listed on Exhibit H thereto and The Chase Manhattan Bank, N.A., and (B) that certain Credit Agreement, dated as of May 17, 1996, among Newark, Parlin, Credit Suisse, Greenwich Funding Corporation and any Purchasing Lender and Credit Suisse; and (vii) Indebtedness of Grays Ferry incurred under fuel price hedges as the same were in effect on March 1, 1996;

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

           (iv) Change in Business. Materially change the nature of its business or commence any business materially different from its current business;

            (v) Sale or Pledge of Shares. Sell, assign, transfer, pledge or otherwise convey or dispose of any of the shares or direct or indirect interest (including by way of spin-off, installment sale or otherwise) of the capital stock of or other equity interests in any Project Entity;

           (vi) Sale of Assets. Sell, or otherwise dispose of, any Existing Project or any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole, except for (a) sales and dispositions of obsolete, worn or replaced property not used or useful in such Project Entity's business provided that the proceeds thereof (to the extent not used to replace such obsolete, worn or replace property) shall be deposited in the Collection Account and (b) transfers of assets from OESC to Philadelphia Cogeneration, and from the Borrower to Philadelphia Cogeneration, in connection with the consolidation of the Philadelphia Cogeneration operating assets;

          (vii) Changes in Offices or Names. Change the location of the chief executive office of any Security Party, the office of the chief place of business any such parties, the office of the Security Parties in which the records relating to the earnings or insurances of the Existing Projects are kept unless the Agent shall have received thirty (30) days prior written notice of such change;

         (viii) Consolidation and Merger. Consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into the Borrower or any Project Entity provided, that, Philadelphia Cogeneration and OESC may merge and/or consolidate their operations into Philadelphia Cogeneration as long as the security interest of the Security Trustee in their assets maintains its priority and effectiveness;

           (ix) Limitation on Dividends. Directly or indirectly declare or pay any dividend or make any distribution on its capital stock (other than stock dividends) or distribution to partners, as the case may be (any such payments being defined as "Dividends") (except that the Project Entities may distribute Project Cash Flow to the Borrower and Philadelphia Cogeneration and Philadelphia Biogas may pay regularly scheduled dividends on their respective stock held by the Revocable Trust of Marsha Reines Perelman until such time as such shares are redeemed by Philadelphia Cogeneration or Philadelphia Biogas or purchased by the Borrower) unless not less than thirty (30) days prior to the proposed date of payment of such Dividend the Borrower shall have delivered to the Agent (A) a certificate signed by the chief financial officer of the Borrower that, after giving effect to such proposed Dividend Payment, no Default or

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Event of Default would occur or reasonably be anticipated to occur and/or be continuing and (B) the Letter of Credit;

            (x) Amendment, Termination, Etc. of Project Agreements. Terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Agreements or Governmental Approvals. The Borrower shall not permit any Project Entity to, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Agreements without (A) first submitting to the Agent a copy of such proposed amendment, modification, supplement, waiver or consent and (B) if in the reasonable judgment of the Agent, such proposed amendment, modification, supplement, waiver or consent could reasonably be expected to result in a Material Adverse Effect, the express prior written consent of the Majority Lenders thereto;

           (xi)     Fiscal Year.  Change its fiscal year;

          (xii) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except for (A) transactions contemplated by existing operations and maintenance agreements and/or management agreements in respect of the Existing Projects, (B) transactions contemplated by the April 30, 1996 Management Services Agreement between the Borrower and NRG Energy, and (C) other transactions in the ordinary course of business and pursuant to the reasonable requirements of such Security Party's or Project Entity's business and upon fair and reasonable terms no less favorable than would be obtained in an comparable arm's length transaction with a Person not an Affiliate, which, as to any transaction with NRG Energy or its Affiliates, shall be conclusively determined if the Independent Committee of the Board of Directors of the Borrower approves such transaction; and

                    (xiii)    Investments.  Make any Investments except
(i) investments, directly or indirectly, in Future Projects and
(ii) Permitted Investments or use any part of the proceeds of any Advance to purchase margin stock (as defined in the regulations referred to below) or for any other purpose which would result in the violation by any Borrower Entity of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for any such purpose.

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11.   ASSIGNMENT.

          This Agreement shall be binding upon, and inure to the benefit of, the Borrower and the Lenders, the Arranger, the Security Trustee and the Agent and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder. Each Lender shall be entitled to assign its rights and obligations under this Agreement or grant participation(s) in the Credit Facility to any subsidiary, holding company or other affiliate of such Lender, to any subsidiary or other affiliate company of any thereof or, with the consent of the Borrower and the Agent, not to be unreasonably withheld, to any other bank or financial institution (in a minimum amount of not less than $5,000,000, provided, however, that, unless otherwise agreed to in writing by the Agent and the Borrower (such consent of the Borrower not to be unreasonably withheld), after giving affect to any such assignment or grant of participation, such Lender's remaining Commitment shall be in an amount equal to at least $5,000,000), and such Lender shall forthwith give notice of any such assignment or participation to the Borrower; provided, however, that any such an assignment must be made pursuant to an Assignment and Assumption Agreement. The Borrower will take all reasonable actions requested by the Agent or any Lender to effect an assignment, including, without limitation, the execution of a written consent to an Assignment and Assumption Agreement. Voting rights of any participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required. Pledges of a Lender's loans under the this Agreement are permitted without restriction to any Federal Reserve Bank in support of borrowings made by the pledging Lender to such Federal Reserve Bank. Separate Notes to individual Lenders will be issued only upon request and only in connection with a pledge thereof to a Federal Reserve Bank.

12.  ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

12.1 Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Agent and the Borrower to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required either to repay to such Lender that portion of the Advances advanced by such Lender immediately or, if such Lender so agrees, to repay such portion of the Advances to the Lender on the last day of any then current Interest Period in accordance with and subject to the provisions of
Section 12.5, provided, that, should such illegality relate solely to a Lender's ability to make LIBOR Rate Advances, any such LIBOR Rate Advances outstanding shall be converted to Base Rate Advances and such Lender's obligation to make Base Rate Advances available to the Borrower shall continue. In any such event,

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but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Advances, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Advances available from another jurisdiction or otherwise restructuring such portion of the Credit Facility on a basis which is not unlawful.

12.2 Increased Costs. If any change in applicable law, regulation or regulatory requirement, or in the interpretation or application thereof by any governmental or other authority, shall:

                         (i)  subject any Lender to any Taxes with
                    respect to its income from the Credit Facility, or any part thereof, or

                         (ii) change the basis of taxation to any
                    Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted solely by reason of the activities of the Borrower or any of the other Security Parties) or such other jurisdiction where the Credit Facility may be payable), or

                         (iii)     impose, modify or deem applicable
                    any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender, or

                         (iv) impose on any Lender any other condition
                    affecting the Credit Facility or any part thereof,

and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Lender (collectively, "Increased Costs"), then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this
Agreement:

                    (a) the Lender shall notify the Agent and the Borrower of the happening of such event, and

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                    (b)  the Borrower agrees forthwith upon demand to
               pay to such Lender the amount of such Increased Costs. PROVIDED, however, that the foregoing provisions shall not be applicable in the event that Increased Costs to the Lender result from the exercise by the Lender of its right to assign its rights or obligations under
               Section 12. At the Borrower's request, such Lender shall provide the Borrower with reasonable evidence of the Increased Costs to such Lender.

          Each Lender shall notify the Borrower of any event that will entitle such Lender to compensation under this Section within 45 days after such Lender obtains actual knowledge thereof, provide that if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable under this Section, only be entitled to payment for Increased Costs incurred from and after the date that is 45 days prior to the date that such Lender does give such notice. Except as provided in the preceding sentence, the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay any amounts pursuant to this Section.

12.3 Nonavailability of Funds. If the Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for any LIBOR Rate Advance for any Interest Period, the Agent shall give notice of such determination to the Borrower, and the right of the Borrower to select LIBOR Rate Advances shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exists.
During such suspension, all Advances shall be made as Base Rate
Advances.

12.4 Compensation for Losses. Where any Advance or a portion thereof is to be repaid by the Borrower pursuant to this Section 12, the Borrower agrees simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Lender pursuant to this Agreement, together with such amounts as may be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current Interest Period or Periods, if any, but otherwise without penalty or premium. At the Borrower's request, such Lender shall provide the Borrower with reasonable evidence of the actual loss, premium or penalty incurred by such Lender.

12.5 Replacement of Lender. (a) In the event that (i) any Lender requests compensation pursuant to Section 12.2 or 12.4, (ii) the obligation of any Lender to make or continue its proportionate interest in the Loans or the Commitments is terminated

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pursuant to Section 12.1, (iii) the obligation of any Lender to make or continue LIBOR Rate Advances shall be suspended pursuant to
Section 12.3, or (iv) any Lender becomes insolvent or fails to make any Advance in response to a request for borrowing by the Borrower where the Majority Lenders have made the respective Advances to be made by them in response to such request, then, so long as such condition exists and no Event of Default has occurred and is continuing, the Borrower may either (x) designate another financial institution (such financial institution being herein called a "Replacement Lender") acceptable to the Agent (which acceptance shall not be unreasonably withheld) and which is not an Affiliate of the Borrower, to assume such Lender's Commitment hereunder and to purchase the Advances of such Lender and such Lender's rights under this Agreement and the Notes and any other Security Documents held by such Lender, all without recourse to or representation or warranty by, or expense to, such original Lender, for a purchase price equal to the outstanding principal amount of the Advances payable to such Lender plus any accrued but unpaid interest on such Advances and accrued but unpaid fees owing to such Lender under this Agreement, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Agent by the Replacement Lender of documentation satisfactory to the Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such original Lender hereunder, or (y) pay to such Lender the outstanding principal amount of the Advances and accrued but unpaid interest on such Advances and accrued but unpaid fees owing to such Lender under this Agreement. In the event that the Borrower exercises its rights under the preceding sentence, the Lender against which such rights were exercised shall no longer be a party hereto or have any rights or obligations hereunder.
If the Borrower exercises its rights under clause (y) above against any Lender, then the outstanding Advances and the Commitments shall be reduced to the extent of such Lender's pro rata share of the Advances and the Commitments.

          (b) If the Borrower exercises its rights under clause (y) of
Section 12.5(a) hereof, the Borrower may, not later than the first anniversary of such exercise, designate another financial institution (such financial institution being herein called a "Substitute Lender") acceptable to the Agent (which acceptance shall not be unreasonably withheld) and which is not an Affiliate of the Borrower, to assume the Commitments of the Lender against which such rights were exercised and, subject to the execution and delivery to the Agent by the Substitute Lender of documentation satisfactory to the Lender, the Substitute Lender shall become a party to this Agreement as a Lender. Upon the Substitute Lender becoming a party to this Agreement, the Borrower shall borrow Advances from the Substitute Lender in such a manner and in such amounts as will result in the outstanding principal amount of the Advances held by the Lenders being pro rata according to the amounts of their respective Commitments.

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13   FEES AND EXPENSES

13.1 Commitment Fee. The Borrower shall pay to the Agent for the account of the Lenders a fee in an amount equal to three-eighths of one percent (3/8%) per annum on the committed but undrawn amount of the Credit Facility from the date hereof through the Maturity Date quarterly in arrears, provided, however that, if on the last day of any calendar quarter the average amount of outstanding Advances under the Credit Facility during the immediately preceding four calendar quarters is less than 80% of the Credit Facility (as reduced from time to time), the commitment fee payable hereunder shall for such calendar quarter be increased to one-half of one percent (1/2%). Such fee shall accrue from day-to-day and be calculated on the actual number of days elapsed and a three hundred and sixty (360) day year.

13.2 Administrative Fee. The Borrower shall pay the Agent an annual administrative fee of $30,000, payable on the Initial Drawdown Date and on each anniversary thereof (excluding the Maturity Date).

13.3 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agent, the Security Trustee and the Arranger for their payment of, the reasonable expenses of the Agent, the Security Trustee, the Arranger and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agent's, the Security Trustee's, the Arranger's and the Lenders' rights or remedies with respect thereto or in the preservation of the Agent's, the Security Trustee's, the Arranger's and the Lenders' priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of the Agent, the Security Trustee and the Arranger of preparation, negotiation, execution and administration (other than routine administration) of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Agent's counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants reasonably retained by the Agent, the Security Trustee or the Arranger in connection with this transaction (provided, however, that unless an Event of Default has occurred, neither the Agent, the Security Trustee or the Arranger shall be entitled to reimbursement of any consultants fees and expenses unless the Borrower shall have received notice of the intention to retain such consultants and a reasonable opportunity to provide such party with the requested information), all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement, the Note and the Security Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the Note) herein contemplated and to hold the Agent, the Security Trustee, the Arranger and the Lenders free and

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harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately upon demand by the Borrower to the Agent, the Security Trustee, the Arranger or the Lenders, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof (if the Agent, the Security Trustee, the Arranger or the Lenders, at their sole discretion, chooses to make such payment).

14    APPLICABLE LAW, JURISDICTION AND WAIVER

14.1 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

14.2 Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Lenders, the Agent, the Security Trustee or the Agent under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Borrower by mailing (certified or registered mail) or delivering the same by hand to the Borrower at the address indicated for notices in Section 16.1. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrower as such, and shall be legal and binding upon the Borrower for all the purposes of any such action or proceeding. A judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrower to the Lenders, the Agent, the Security Trustee or the Arranger) after exhaustion of any appeals taken against the Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Borrower will advise the Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.

14.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWER, THE OTHER SECURITY PARTIES, THE ARRANGER, THE AGENT, THE SECURITY TRUSTEE AND THE LENDERS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER

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ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE,
THE GUARANTEE OR THE SECURITY DOCUMENTS.

15.  THE AGENT

15.1 (a) Appointment of Agent. Each of the Lenders hereby irrevocably appoints and authorizes the Agent (which for purposes of this Section 15 shall be deemed to include the Agent acting in its capacity as Security Trustee pursuant to Section 15.1(b)) to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note and the Security Documents as are delegated to the Agent by the terms hereof and thereof. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the Security Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

          (b) Appointment of Security Trustee. Each of the Lenders irrevocably appoints the Security Trustee as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Agreement, the Note or any of the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in the Agreement, the Note or any Security Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with, this Agreement, the Note or the Security Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment.

15.2 Distribution of Payments. Whenever any payment is received by the Agent from the Borrower or any other Security Party for the account of the Lenders, or any of them, whether of principal or interest on the Note, commissions, fee under Section 13.1 or otherwise, it will thereafter cause to be distributed on the same day if received before 11 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement.

15.3 Holder of Interest in Note. The Agent may treat each Lender as the holder of all of the interest of such Lender in the Note.

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15.4 No Duty to Examine, Etc.  The Agent shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the Note, the Security Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with the Note, or any Security Document, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

15.5 Agent as Lender. With respect to that portion of the Advances made available by it, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall include the Agent in its capacity as a Lender. The Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower and the other Security Parties as if it were not the Agent.

15.6 (a) Obligations of Agent. The obligations of the Agent under this Agreement, under the Note and under the Security Documents are only those expressly set forth herein and therein.

          (b) No Duty to Investigate. The Agent shall not at any time be under any duty to investigate whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement, the Note or any Security Document by any Security Party.

15.7 (a) Discretion of Agent. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, the Note and the Security Documents, unless the Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

          (b) Instructions of Majority Lenders. The Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement, under the Note or under any Security Document in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders. Neither this Agreement nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrower and the Majority Lenders, provided that no such amendment shall, without the consent of each Lender affected hereby, (i) extend the Credit Facility Period, or

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reduce the rate or extend the time of payment of principal or interest or fees thereon, or reduce the principal amount of the Advances,
(ii) increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any default or Event of Default or any mandatory repayment of Advances shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this Section 15, (iv) amend the definition of Majority Lenders, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) release any Security Party from any of its obligations under any Security Document except as expressly provided herein or in such Security Document or (vii) amend any provision
relating to the maintenance of collateral under Section 9.3.   All
amendments approved by the Majority Lenders under this Section 15 must be in writing and signed by the Borrower and each of the Lenders. In the event that any Lender is unable to or refuses to sign an amendment approved by the Majority Lenders hereunder, such Lender hereby appoints the Agent as its Attorney-In-Fact for the purposes of signing such amendment. No provision of this Section 15 or any other provisions relating to the Agent may be modified without the consent of the Agent.

15.8 Assumption re Event of Default.  Except as otherwise provided in
Section 15.14, the Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Agent has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Agent shall have been notified by any Security Party or any Lender in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Agent shall notify the Lenders and shall take action and assert such rights under this Agreement, under the Note and under the Security Documents as the Majority Lenders shall request in writing.

15.9 No Liability of Agent or Lenders. Neither the Agent nor any of the Lenders shall be under any liability or responsibility whatsoever:

     (A) to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Agreement or under any Security Document;

     (B) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Agreement, under the Note or under the Security Documents; or

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     (C)  to any Lender or Lenders for any statements, representations or warranties contained in this Agreement, in any Security Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Note , any Security Document or any document or instrument delivered in connection with the transactions hereby contemplated.

15.10 Indemnification of Agent. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, the Agent in any way relating to or arising out of this Agreement, the Note, or any Security Document, any action taken or omitted by the Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement, the Note, or any Security Document, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

15.11 Consultation with Counsel. The Agent may consult with legal counsel selected by the Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

15.12 Resignation. The Agent may resign at any time by giving sixty (60) days' written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 15 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

15.13 Representations of Lenders. Each Lender represents and warrants to each other Lender and the Agent that:

     (i) In making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers

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necessary to evaluate the financial condition and affairs of the
Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or the Agent; and

     (ii) So long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

15.14 Notification of Event of Default. The Agent hereby undertakes to promptly notify the Lenders, and the Lenders hereby promptly undertake to notify the Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which the Agent or any Lender has actual knowledge.

16.   NOTICES AND DEMANDS

16.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrower at the address or telecopy number set forth below and to the Lenders, the Agent and the Security Trustee at their address and telecopy number set forth in Schedule 1 or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

     If to the Borrower:

               NRG Generating (U.S.) Inc.
               1221 Nicollet Mall, Suite 610
               Minneapolis, Minnesota  55403
               Attention:  Vice President-CFO

               Telecopy No. (612) 373-8833

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               with a copy to:

               Troutman Sanders LLP
               600 Peachtree Street, N.W.
               Suite 5200
               Atlanta, Georgia  30308-2216
               Attention:  M. Stuart Sutherland, Esq.

               Telecopy No. (404) 885-3900

17.   MISCELLANEOUS

17.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Lender, the Agent, the Security Trustee or the Arranger to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Lender, the Agent, the Security Trustee or the Arranger of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.2 Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement, the Note or in any Security Document would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3 References. References herein to Sections, Schedules and Exhibits are to be construed as references to sections of, schedules to and exhibits to, this Agreement.

17.4 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Agent, the Security Trustee, the Arranger or the Lenders, on the other part, whether written or oral, are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties, the Security Trustee, the Arranger, the Agent and/or the Lenders are parties, which alone fully and completely express the agreements between the Security Parties, the Security Trustee, the Arranger, the Agent and the Lenders with respect to the subject matter hereof.

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17.5 Entire Agreement; Amendments.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof including all parties added hereto pursuant to an Assignment and Assumption Agreement and, subject to Section 15.7(b) cannot be amended other than by written agreement signed by all such parties.

17.6 Indemnification. The Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to indemnify each Lender, the Agent, the Security Trustee and the Arranger, their respective successors and assigns, and their respective officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, asserted against or incurred by, any Indemnitee as a result of, or arising out of or in any way related to or by reason of any investigation, litigation or other proceeding related to this Agreement, the Credit Facility or the use of proceeds of the Advances, including without limitation any investigation, litigation or other proceeding related to, (a) any violation by any Security Party of any applicable Environmental Law, (b) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any Security Party (or, after foreclosure, by any Lender, the Agent, the Security Trustee, the Arranger or any of their respective successors or assigns), (c) the breach of any representation, warranty or covenant set forth in Sections 2.1(v) or 10.1A.(x) and (d) the alleged PECO option referenced in Section 9.4 above; provided, that the foregoing indemnity will not, as to any Indemnitee, apply to losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements, to the extent they are found by a judgment of a court of competent jurisdiction to arise from (A) the willful misconduct or gross negligence of such Indemnitee or (B) a dispute between the Borrower and such Indemnitee in which the Borrower prevails. Each such Indemnitee shall use its best efforts to, upon becoming aware of any event which may result in the Borrower being required to perform any of its indemnity obligations under this Section, promptly notify the Borrower (provided that failure to so notify shall not mitigate the obligations of the Borrower hereunder). If and to the extent that the obligations of the Security Parties under this Section are unenforceable for any reason, the Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The obligations of the Security Parties under this

Section 17.7 shall survive the termination of this Agreement and the repayment to the Lender of all amounts owing thereto under or in connection herewith.

17.7 Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

          IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

                    NRG GENERATING (U.S.) INC.


                    By: /s/ Timothy P. Hunstad
                       Name: Timothy P. Hunstad
                       Title:  Vice President-CFO


                    MEESPIERSON CAPITAL CORP.


                    By: /s/ Hendrik J. Vroege
                       Name: Hendrik J. Vroege
                       Title:  Vice President


                    By: /s/ John O'Connor
                       Name: John O'Connor
                       Title:  Senior Vice President

                        CONSENT AND AGREEMENT

          Each of the undersigned, referred to in the foregoing Credit Agreement as the "Security Parties", hereby consents and agrees to said Credit Agreement and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the undersigned pursuant to or in connection with said Credit Agreement and agrees particularly to be bound by the representations, warranties and covenants relating to the undersigned contained in Sections 2 and 10 of said Credit Agreement and by the indemnification provisions of Section 17.7 of said Credit Agreement to the same extent as if the undersigned were a party to said Credit Agreement.


                    O'BRIEN (PHILADELPHIA) COGENERATION INC.



                    By: /s/ Timothy P. Hunstad
                       Name:  Timothy P. Hunstad
                       Title:  Vice President-CFO


                    O'BRIEN ENERGY SERVICES COMPANY



                    By: /s/ Timothy P. Hunstad
                       Name:  Timothy P. Hunstad
                       Title:  Vice President-CFO